SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ______)

Filed by the registrant

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Filed by a Party other than the Registrant

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Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Health & Nutrition Systems International, Inc.

(Name of Registrant as Specified in Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share, of Health & Nutrition Systems International, Inc.

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined): $411,000 based on the aggregate of cash and the value of the securities to be received by the registrant in the proposed sale of substantially all of its assets pursuant to Exchange Act Rule 0-11(c)(2).

(4)

Proposed maximum aggregate value of transaction: $411,000

(5)

Total fee paid: $82.20

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

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Form, Schedule or Registration Statement No.:

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Filing Party:

(4)

Date Filed:

Health & Nutrition Systems International, Inc.

3750 Investment Lane, Suite #5

West Palm Beach, Florida 33404

2003 ANNUAL MEETING OF SHAREHOLDERS

January 5, 2004

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Health & Nutrition Systems International, Inc. We will hold the meeting on Wednesday, January 28, 2004, at 9:00 a.m., Eastern Time, at The Waterford Hotel & Conference Center, 11360 US Highway One, North Palm Beach, FL 33408.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the proxy statement, a form of proxy and a copy of our 2002 annual report on Form 10-KSB for the fiscal year ended December 31, 2002 and our quarterly reports on Form 10-QSB for the quarterly periods ended March 31, June 30 and September 30, 2003. At this year’s meeting, the agenda includes:

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Election of three (3) directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

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Approval of an asset purchase agreement dated November 26, 2003 between the Company and TeeZee, Inc., a company controlled by our chief executive officer, pursuant to which the Company will sell substantially all of its assets to TeeZee, Inc.;

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Approval of an amendment to the Company’s articles of incorporation changing the name of the Company to “Ashlin Enterprises, Inc.,” subject to the approval of the asset purchase agreement and consummation of the asset sale; and

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To transact such other business properly brought before the meeting or any adjournment or postponement of the meeting.

We strongly urge you to read and consider carefully this proxy statement in its entirety, including the matters discussed under “Risk Factors” beginning on page 11. Our board of directors, acting on the unanimous recommendation of the special committee of the board of directors as to the asset purchase agreement, recommends that you vote FOR the approval of the asset purchase agreement, as well as the other matters to be voted upon at the meeting.

Your vote is very important to us. We hope you will be able to attend the meeting and vote your shares in person. But, whatever your plans, we ask that after you read the proxy statement, you please complete, sign and date the enclosed proxy card and promptly return it in the envelope provided so that your shares will be represented at the meeting.

We look forward to seeing you at the meeting.

Sincerely,

James A. Brown

Chairman of the Board

HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

3750 INVESTMENT LANE, SUITE #5

WEST PALM BEACH, FLORIDA 33404

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, JANUARY 28, 2004

The annual meeting of Shareholders of Health & Nutrition Systems International, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Time, on Wednesday, January 28, 2004, at The Waterford Hotel & Conference Center, 11360 US Highway One, North Palm Beach, FL 33408 for the following purposes:

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To elect three (3) directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

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To approve the asset purchase agreement dated November 26, 2003 between the Company and TeeZee, Inc., a company controlled by our chief executive officer, pursuant to which the Company will sell substantially all of its assets to TeeZee, Inc., a company controlled by our chief executive officer. The approval of the asset purchase agreement and the asset sale is collectively referred to as the “Asset Sale”;

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To approve an amendment to the Company’s articles of incorporation changing the name of the Company to “Ashlin Enterprises, Inc.,” subject to the approval of the Asset Sale and consummation thereof; and

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To transact such other business properly brought before the shareholders at the meeting or any adjournment thereof.

This notice, together with the accompanying proxy statement and enclosed proxy card and 2002 annual report on Form 10-KSB for the fiscal year ended December 31, 2002 and quarterly reports on Form 10-QSB for the quarterly periods ended March 31, June 30 and September 30, 2003, will be mailed to shareholders on or about January 5, 2004.

The board of directors has set the close of business on January 2, 2004 as the record date of the meeting. Shareholders of record at the close of business on January 2, 2004 are entitled to notice of, and to vote, at the annual meeting or any adjournment or postponement of the meeting. Each share of common stock is entitled to one vote. The proxy card provided with the Proxy Statement indicates the number of shares of the Company’s common stock that you own and are entitled to vote. A list of shareholders entitled to vote at the annual meeting will be available for inspection by shareholders, for any purpose germane to the meeting, at the annual meeting and during ordinary business hours beginning 10 days prior to the date of the annual meeting at the our executive offices at 3750 Investment Lane, Suite #5, West Palm Beach, Florida.

All shareholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors,

Morris C. Brown, Assistant Secretary

West Palm Beach, Florida

January 5, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE

MARK, DATE AND SIGN YOUR PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

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2003 ANNUAL MEETING OF SHAREHOLDERS

January 28, 2004

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PROXY STATEMENT

Dated January 5, 2004

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About The Annual Meeting

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because the Company’s board of directors is soliciting your proxy to vote at the 2003 Annual Meeting of Shareholders. This proxy statement summarizes the information you need to know to vote at the annual meeting on January 28, 2004, and at any adjournment or postponement of the meeting, for the purposes indicated in the accompanying Notice of 2003 Annual Meeting of Shareholders. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. This proxy statement and the accompanying form of proxy will be mailed to shareholders on or about January 5, 2004. The annual report and quarterly reports which accompany the proxy materials are not to be regarded as proxy soliciting material.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares at the close of business on January 2, 2004, the record date for the annual meeting. A total of [3,832,813] shares of common stock can vote at the annual meeting. You get one vote for each share of common stock you own. The enclosed proxy card shows the number of shares you can vote.

How do I vote in person?

If you plan to attend the Annual Meeting on January 28, 2004, or at a later date if it is adjourned or postponed, at The Waterford Hotel & Conference Center, 11360 US Highway One, North Palm Beach, FL 33408 and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote your shares as recommended by the board of directors, acting on the unanimous recommendation as to the Asset Sale, as follows:

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“For” the election of three (3) directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

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“For” the approval of the Asset Sale; and

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“For” the approval of an amendment to the Company’s articles of incorporation changing the name of the Company to “Ashlin Enterprises, Inc.,” subject to the approval of the Asset Sale and consummation thereof.

If any other matter is presented to be considered at the annual meeting, your proxyholders will vote in accordance with their best judgment.

What constitutes a quorum?

If a majority of the shares of our common stock outstanding on the record date is represented either in person or by proxy at the annual meeting, a quorum will be present at the annual meeting. Shares held by persons attending the annual meeting but not voting, and shares represented in person or by proxy and for which the holder has abstained from voting, will be counted as present at the annual meeting for purposes of determining the presence or absence of a quorum.

A broker who holds shares in nominee or “street name” for a customer who is the beneficial owner of those shares may be prohibited from giving a proxy to vote those shares on any proposal to be voted on at the annual meeting without specific instructions from such customer with respect to such proposal. Accordingly, if a broker receives voting instructions from a customer with respect to one or more, but not all, of the proposals to be voted on at the annual meeting, the shares beneficially owned by such customer will not constitute “votes cast” or shares “entitled to vote” with respect to any proposal for which the customer has not provided voting instructions to the broker. These so-called “broker non-votes” will be counted as present at the annual meeting for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting is required for the election of the directors. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Proposal 2: Asset Sale. The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote, either in person or by proxy, at the annual meeting is required to approve the Asset Sale. Abstentions and “broker non-votes” will have the same effect as a vote against this proposal.

Proposal 3: Amendment to Articles of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote, either in person or by proxy, at the annual meeting is required to amend our articles of incorporation to change our name to “Ashlin Enterprises, Inc.” Abstentions and “broker non-votes” will have the same effect as a vote against this proposal.

Other Items. In the event other items are properly brought before the annual meeting, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting will be required for approval. A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

As of the record date, our directors and executive officers owned and were entitled to vote approximately [_____] shares of our common stock, which represented approximately [____] of our common stock outstanding on that date. We currently anticipate that all of these persons will vote their and their affiliates’ shares in favor of the proposals.

What are the effects of “broker non-votes”?

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to Proposals 2 and 3. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those proposals and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date.

Who will be soliciting proxies for the annual meeting and who will bear the related costs?

We have retained Georgeson Shareholder to assist us in soliciting your proxy for a fee not to exceed $10,000. In addition, proxies may also be solicited by our directors, officers and employees personally or by mail, telephone or telegraph following the original solicitation. These persons will not receive additional compensation for soliciting proxies.

All costs of solicitation of proxies for the annual meeting will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of shares held in their name, and we will reimburse them for their reasonable out-of-pocket costs.

Why was the special committee of the board of directors formed to negotiate the terms and conditions of the asset purchase agreement?

Because of the potential conflicts of interests of Mr. Tisi by virtue of being a member of our board of directors and the principal of TeeZee, the board established a special committee to act on behalf of our unaffiliated shareholders for the purpose of negotiating the price and other terms of the asset purchase agreement with Mr. Tisi and evaluating the fairness of the asset purchase agreement and the asset sale. The special committee is composed of James Brown, Ted Alflen and Steven Pomerantz, all of whom are independent directors.

Will my ownership in the Company change as a result of the asset sale?

No. Shareholders will continue to own the same number of shares of our common stock after the asset sale as they did before the asset sale assuming none of our shareholders exercise dissenters’ appraisal rights.

Will I receive any consideration as a result of the asset sale?

No. Shareholders will not receive any consideration, whether as a dividend or distribution, as a result of the asset sale.

Will my shares continue to trade on the OTC Bulletin Board after the asset sale?

Yes. After the asset sale, shares of our common stock will continue to trade on the OTC Bulletin Board under the existing trading symbol “HNNS.”

What will the Company do we the proceeds from the asset sale?

Following the asset sale, we will use the proceeds to identify and facilitate our entry into an new line of business either through a merger or other corporate transaction, although there is no assurance that we will be able to do so on terms acceptable to us or in a timely manner.

Why is the special committee and board of directors recommending that I vote for the Asset Sale Proposal?

The special committee and the board of directors, based on the recommendation of the special committee, believe that the terms and provisions of the asset purchase agreement are fair to and in the best interests of us and our shareholders, and based upon an opinion from our financial advisor, Capitalink, the consideration to be received by us in accordance with the asset purchase agreement is fair, from a financial point of view, to our shareholders.

Their recommendation is based on certain risks associated with our diet-related nutriceuticals business together with the increasingly challenging regulatory, legal and insurance environment for the nutriceuticals industry generally, as well as our inability to continue as a going concern given that Mr. Tisi, our chief executive officer and president, has informed the board he does not intend to remain with us in any capacity if the asset sale is not consummated.

Mr. Tisi has been our chief executive officer and president since before December 2001 and has held other key management positions with us since 1994. We are highly dependent on the services of Mr. Tisi. Mr. Tisi has strategic relationships with our key customers and our sole manufacturer Garden State Nutritionals, who has provided and continues to provide extensive credit to us conditioned on Mr. Tisi’s continued service with us. Mr. Tisi’s employment agreement with us expires on January 1, 2004. Mr. Tisi has agreed to remain as our chief executive officer and president until consummation of the asset sale. If the asset sale is not consummated, we will not only lose the services of Mr. Tisi, but we also will have to pay him approximately $160,000 of accrued bonus for 2003 that is payable to him under his employment agreement. This obligation will be assumed by TeeZee if the asset sale is consummated. The loss of Mr. Tisi will materially adversely affect our customer base and require us to immediately repay approximately $1.6 million of indebtedness owed to Garden State, some of which is secured by a lien on all of our assets. In such event, we would not have a sufficient source of capital or financing to repay Garden State, in which case Garden State could foreclose on the lien on our assets.

To review the background and reasons for the asset sale in greater detail, please see “Proposal 2: Approval of Asset Sale—Background of the Asset Sale.”

When do you expect to complete the asset sale?

We expect to complete the asset sale on or before January 31, 2004.

Will shareholders be entitled to exercise dissenters’ appraisal rights with regard to the asset sale?

Yes. Shareholder who do not vote to approve the asset sale will be entitled under the Florida Business Corporation Act to dissent to the asset sale and request appraisal of, and to be paid the fair value of their shares. For further information, please see “Proposal No. 2: Approval of the Asset Sale—Dissenters’ Appraisal Rights.”

How can I obtain additional information regarding the Company?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), which requires that we file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and at the SEC’s regional offices. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

Summary of the Asset Sale

This summary highlights information from this proxy statement pertaining to the Asset Sale, but may not contain all of the information that is important to you. We have included page references parenthetically to direct you to a more complete description of the topics of this summary.

The Asset Sale

The Parties (page 22)

Health & Nutrition Systems International, Inc.

3750 Investment Lane, Suite 5

West Palm Beach, Florida 33407

(561) 863-8446

We develop, market and sell weight management, energy and sport nutrition products to national and regional, food, drug, health, pharmacy and mass-market accounts, as well as to independent health and pharmacy accounts.

TeeZee, Inc.

3750 Investment Lane, Suite 5

West Palm Beach, Florida 33407

(561) 863-8446

TeeZee is a company that was recently formed by Christopher Tisi, our chief executive officer and president, for the purpose of acquiring substantially all of our assets and assuming certain of our liabilities pursuant to the asset sale. Other than organizational matters and matters relating to the asset sale, TeeZee will not have engaged in any business operations prior to the closing of the asset sale.

Mr. Tisi has been our chief executive officer and president since before December 2001 and has held other key management positions with us since 1994. We are highly dependent on the services of Mr. Tisi. Mr. Tisi has strategic relationships with our key customers and our sole manufacturer Garden State Nutritionals, who has provided and continues to provide extensive credit to us conditioned on Mr. Tisi’s continued service with us. Mr. Tisi’s employment agreement with us expires on January 1, 2004. Mr. Tisi has agreed to remain as our chief executive officer and president until consummation of the asset sale. If the asset sale is not consummated, we will not only lose the services of Mr. Tisi, but we also will have to pay him approximately $160,000 of accrued bonus for 2003 that is payable to him under his employment agreement.  This obligation will be assumed by TeeZee if the asset sale is consummated. The loss of Mr. Tisi will significantly impair our ability to continue as a going concern. Our customer base will be materially adversely effected and approximately $1.6 million of indebtedness owed to Garden State, some of which is secured by a lien on all of our assets, will become immediately due and payable by us. Because we do not have a sufficient source of capital or financing to repay Garden State, Garden State could foreclose on its lien on our assets. For more information, please see “Proposal No. 2: Asset Sale—Background of the Asset Sale.”

Mr. Tisi owns 416,788 shares of our common stock, which represents approximately 11.0% of the outstanding shares of our common stock as of the record date. Mr. Tisi has advised us that he intends to vote all of his shares in favor of the asset sale.

Overview (Page 22)

On November 26, 2003, we entered into the asset purchase agreement with TeeZee, pursuant to which TeeZee agreed to purchase all or substantially all of our assets and assume certain of our liabilities in exchange for an aggregate purchase price of $411,000 payable at closing consisting of:

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$25,000 in cash that was deposited into escrow at the time of execution of the asset purchase agreement;

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$350,000 in cash; and

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a promissory note in the principal amount of $36,000 bearing interest at 6.0% per annum, payable to us by TeeZee in twelve equal monthly installments commencing one month after the closing. The promissory note is unsecured and contains customary default provisions.

TeeZee will assume approximately $2 million of certain of our liabilities consisting of all of the indebtedness owed by us to Garden State, and our ordinary course trade payables. After giving effect to the asset sale, our retained liabilities are expected to be less than $1,000.

We will retain all cash and cash equivalents on hand as of the closing date, which is estimated to be approximately $15,000.

Effective as of the closing, we are required to transfer all rights to use “Health & Nutrition Systems International, Inc.” to TeeZee for its exclusive use and change our name by amending our articles of incorporation. As described in Proposal 3, we are seeking shareholder approval to change our name to “Ashlin Enterprises, Inc.” by amending our articles of incorporation, conditioned on approval and completion of the asset sale.

We expect to consummate the asset sale on or before January 31, 2004.

The asset purchase agreement is attached to this proxy statement as Appendix A. Included with this proxy statement are our annual report on Form 10-KSB for the fiscal year ended December 31, 2002 and quarterly reports on Form 10-QSB for the quarterly periods ended March 31, June 30 and September 30, 2003. We encourage you to read the asset purchase agreement and these annual and quarterly reports carefully.

No Consideration Payable to Shareholders

Our shareholders will not receive any consideration, whether as a dividend or distribution, as a result of the asset sale.

Use of Sale Proceeds

Following the asset sale, we intend to use the sale proceeds to identify and facilitate our entry into a new line of business, either through a merger or other corporate transaction, although there is no assurance that we will be able to do so on terms acceptable to us or in a timely manner.

No Change in Ownership

Our shareholders will continue to own the same number of shares of our common stock after the asset sale as they did before the asset sale assuming none of our shareholders exercise dissenters’ appraisal rights.

No Effect on OTC Bulletin Board Trading

After the asset sale, shares of our common stock will continue to trade on the OTC Bulletin Board under the existing trading symbol “HNNS.”

Recommendations of the Special Committee and Board of Directors (Page 27)

The special committee and the disinterested members of the board of directors, based on the special committee’s recommendation, have each determined that the terms of the asset purchase agreement, which were established through arms-length negotiations with TeeZee, and the asset sale, are fair to, and in the best interests of, us and our shareholders. Accordingly, the special committee and the disinterested members of the board of directors have unanimously approved the asset purchase agreement and unanimously recommend that our shareholders vote “For” approval and adoption of the asset purchase agreement and the asset sale.

Opinion of ourFinancial Advisor (Page 27)

Capitalink, L.C. has delivered its written opinion to the special committee to the effect that, as of November 26, 2003, the purchase consideration, consisting of the purchase price and certain of our liabilities to be assumed by TeeZee, is fair, from a financial point of view, to our shareholders.

A copy of Capitalink’s opinion, setting forth the assumptions made, procedures followed, matters considered, and limitations on and scope of the review by Capitalink, is attached as Appendix B to this proxy statement. We encourage you to the read this opinion carefully.

Votes Required and Voting by Directors and Executive Officers (Page 34)

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote, either in person or by proxy, at the annual meeting is required to approve the Asset Sale.

As of the record date for the annual meeting, our directors and executive officers owned, in the aggregate, _____ shares of our common stock or ____% of the shares of our common stock then outstanding. Our directors and executive officers have indicated to us that they presently intend to vote their shares in favor of the asset purchase agreement and asset sale.

Interests of Certain Persons in the Asset Sale (Page 34)

In considering the recommendations of the special committee and the board of directors, shareholders should be aware that Christopher Tisi, our chief executive officer and president and a former director of ours, is the principal of TeeZee, Inc. and thus has interests in the asset sale that are different from or in addition to your interests. Mr. Tisi has agreed to serve as our chief executive officer and president until the asset sale has been consummated even though his employment agreement with us expires on January 1, 2004. Mr. Tisi beneficially owns 416,788 shares of our common stock, which represents approximately 11.0% of the outstanding shares of our common stock as of the record date. Mr. Tisi presently intends to vote his shares in favor of the asset purchase agreement.

Under the asset purchase agreement, we have agreed to provide TeeZee and Mr. Tisi with the following insurance and indemnification:

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effective as of closing, to include TeeZee as an additional named insured on our insurance policies, including but not limited to, our products liability insurance;

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to maintain our existing directors’ and officers’ liability insurance and maintain the availability of such coverage to Mr. Tisi for a period of time that is not less than the statute of limitations for state and federal liability claims, and shall use reasonable efforts to preserve the existing scope and terms of such coverage during such period of time; and

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to extend the term, if necessary, and the terms and conditions of our indemnification agreement with Mr. Tisi dated January 1, 2002 for a period of time that is not less than the applicable statute of limitations for state and federal liability claims.

Dissenters’ Appraisal Rights (Page 35)

Our shareholders who do not vote to approve the asset purchase agreement will be entitled under the Florida Business Corporation Act to dissent to the asset sale and request appraisal of, and to be paid the fair value of their shares. The provisions of Sections 607.1301-607.1333 of the Florida Business Corporation Act, which govern the rights of our shareholders who seek appraisal of their shares, are attached to this proxy statement as Appendix C.

Federal Income Tax Consequences (Page 36)

There will be no federal income tax consequences of the asset sale to our shareholders. All shareholders are urged to consult their own tax advisors as to the specific consequences to them of the asset sale under federal, state, local and other applicable tax laws.

The asset sale may result in us incurring gain for federal and state income tax purposes. This gain, if any, may be offset by our net operating loss carry forwards.

Accounting Treatment (Page 36)

The asset sale will be accounted for as a sale of our assets.

Regulatory Matters (Page 36)

We are not aware of any material government or regulatory approvals which are required for consummation of the asset sale.

The Asset Purchase Agreement (Pages 38-41)

Closing Conditions (Page 38)

Each party’s obligations to effect the Asset Sale is subject to satisfaction of a number of conditions, most of which may be waived. The most significant conditions to consummating the asset sale include:

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approval and adoption of the asset purchase agreement by the holders of a majority of the shares of our common stock outstanding on the record date;

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us not suffering a material adverse change , which includes: (i) the loss of certain customers; (ii) the occurrence of a product liability claim in excess of our product liability insurance limit; (iii) a material change in the policy limits, or policy terms, of any of our current insurance (including, but not limited to, products liability, workers’ compensation, property and crime, umbrella and directors’ and officers’ liability insurance); or (iv) an increase in the policy premium’s on our current insurance such that the aggregate of all premiums is greater than $180,000; and

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the receipt of all required third party or governmental consents.

Termination (Page 41)

The asset purchase agreement may be terminated by either party at any time prior to closing:

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if the other party fails or refuses to perform in any material respect any obligation or covenant to be performed by it pursuant to the asset purchase agreement prior to the closing date and the breach has not been cured within ten business days following the receipt of notice by the non-breaching party of the breach;

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if the other party fails to satisfy its conditions precedent to closing as of January 31, 2004 or if satisfaction of such a condition is or becomes impossible and the other party has not waived such condition on or before January 31, 2004;

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by mutual written consent of both parties; and

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by delivery of notice of termination to the other party if the closing has not occurred on or before January 31, 2004, or such later date as the parties may agree upon in writing.

Effect of Termination (Page 41)

If either party terminates the asset purchase agreement because of the breach of the asset purchase agreement by the other party or because one or more of the conditions of the terminating party’s obligations under the asset purchase agreement are not satisfied as a result of the other party’s failure to comply with its obligations under the asset purchase agreement, the terminating party shall have an unimpaired right to pursue all legal remedies.

We are required to cause the $25,000 of the purchase price being held in escrow to be returned to TeeZee if the asset purchase agreement is terminated for any reason other than the breach by TeeZee of any of the terms and conditions thereof.

Fees and Expenses (Page 41)

Each of the parties have agreed to pay their own legal, accounting, and other similar expenses incident to the asset sale and to any action taken by such party in preparation for carrying the asset into effect. Any income, sales, transfer, use or excise taxes payable in connection with these transactions shall be paid by the party responsible therefor under applicable local law. We will pay all costs incurred (including professional fees) in connection with the recording of trademark assignments with the U.S. Patent and Trademark Office, including the issuance of new certifications of each trademark and all documentary or other taxes due in connection with TeeZee’s issuance and delivery of the promissory note for $36,000 as part of the purchase price.

RISK FACTORS

In evaluating whether to approve the Asset Sale, shareholders should consider carefully, in addition to the other information in this proxy statement, the following factors.

We may not be able to identify a suitable merger partner with an operating business on acceptable terms or in a timely manner before exhausting the proceeds from the asset sale

We intend to use the proceeds from the asset sale to identify and facilitate our entry into a new line of business, either through a merger or other corporate transaction. We may not be able to do so on acceptable terms or in a timely manner before exhausting the proceeds from the asset sale. To minimize this risk, we intend to engage a financial advisor.  In any case, our ability to complete any corporate transaction may depend on the availability of, and our ability to secure equity or debt financing.

Even if we successfully identify a suitable merger partner and complete a transaction, there is no assurance that such transaction will contribute favorably to our future financial condition

Our strategy to identify a merger partner involves numerous risks, including difficulties in managing the operating business of the merger partner, absorbing the expenses incurred in connection with the transaction and retaining key employees of the merger partner. Even if we successfully identify a merger partner and complete a transaction, there is no assurance that such transaction will contribute favorably to our future financial condition.

Special Note Concerning Forwarding-Looking Statements

This proxy statement contains forward-looking statements. We generally identify forward-looking statements in this proxy statement using words like “believes,” “intends,” “expects,” “may,” “will,” “should,” “plan,” “projected,” “contemplates,” “anticipates,” or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including those set forth under “Risk Factors.”

Security Ownership of Management and Others

The table below sets forth information regarding the beneficial ownership of our common stock as of January 2, 2004, by the following individuals or groups:

•

each person whom we know beneficially owns more than 5% of our common stock,

•

each of our directors and nominees for director,

•

each executive officer included in the Summary Compensation Table, and

•

all of our directors, director nominees and executive officers as a group.

Shares of Common Stock Beneficially Owned

Name and Address of Beneficial Owner (1)	Number of Shares and Nature of Shares Beneficially Owned (2)	Percent of Class (3)
Tony D’Amato 1526 Michigan Avenue, #1 Miami Beach, FL	287,000	7.5%
Christopher Tisi	618,788(4)	15.3%
Steven Pomerantz	401,829(4)	10.3%
Ted Alflen	103,750(4)	2.7%
James A. Brown	100,000	2.6%
All directors, director nominees and executive officers as a group (4 persons)	1,224,367(5)	30.0%

——————

(1)

The address of each executive officer and director is c/o the Company, 3750 Investment Lane, #5, West Palm Beach, FL 33404.

(2)

Unless otherwise noted, all persons named in the table have sole voting and dispositive power with respect to all shares of common stock beneficially owned by them.

(3)

Based upon [3,832,813] outstanding shares as of January 2, 2004, and, with respect to each holder of options exercisable, or notes convertible, within 60 days of January 2, 2004, the shares issuable under such instruments.

(4)

Share ownership of the following persons includes shares subject to immediately exercisable options or options exercisable within 60 days of January 2, 2004, as follows: for Mr. Tisi – 202,000, for Mr. Pomerantz – 50,000 shares, and for Mr. Alflen – 3,750 shares.

(5)

Includes an aggregate of 255,750 shares subject to immediately exercisable options or options exercisable within 60 days of January 2, 2004 held by executive officers and directors as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2002 and Forms 5 and amendments thereto furnished to us during the fiscal year ended 2002, we are not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2002.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our board of directors is currently fixed at four members The term of each director expires at the annual meeting. The board of directors has nominated each of James A. Brown, Steven Pomerantz and Ted Alflen, all of whom are current directors, to stand for re-election at the annual meeting, each to hold office until the next annual meeting of shareholders and until his respective successor is duly elected and qualified. There has been a vacancy on the board since Christopher Tisi resigned in December 2003, which the board may seek to fill prior to our next annual meeting. We expect each nominee to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board decides to reduce the number of directors.

Our board of directors recommends shareholders vote “FOR” the election of the three nominees as directors.

The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of shares of our common stock entitled to vote at the annual meeting is required for the election of these nominees.

Nominees for Election as Directors. The following information is given with respect to the nominees for election as directors at the annual meeting, as of January 2, 2004.

James A. Brown, 51, has been the Chairman of the Board since May, 2003 and Chairman of the Audit Committee since August, 2003. Mr. Brown has been the Chief Operating Officer of Private Investor Reserves Corp., a financial services firm, since May 2000. From December 1998 to April, 2000, Mr. Brown has been co-founder and Chief Executive Officer of A.S. Partners.com, Inc., an internet application service provider. From 1997 to 1998, Mr. Brown worked as an asset manager in a private investment fund.

Steven Pomerantz, 47, has been one of our directors since 1994. He has been the President of TDR Safety Products, a touch free, self-serve car wash, since 2002. From November 2000 to December 2001, Mr. Pomerantz was our Chairman of the Board and Treasurer, and he held the office of Chief Executive Officer from March 1998 until December 2001. He was our President from March 1998 until November 2000. From 1995 to March 1998, Mr. Pomerantz was our Vice President of Finance and Chief Operating Officer.

Ted Alflen, 57, has been one of our directors since October 2000. In March 1991, Mr. Alflen founded TCCD International Inc. and served as President from 1991 to present. TCCD manufactures and markets crystal deodorants. TCCD recently acquired Real Natural Products and the Moistic brand of all natural lip balms. Mr. Alflen has been in sales and marketing for over 29 years.

The Board of Directors

Meetings of the Board of Directors. During the year 2002, the board of directors held five (5) meetings and each of the directors attended at least 75 percent of the aggregate number of meetings of the board of directors and committees (if any) on which he served.

Committees of the Board of Directors. During the year 2002, the board of directors had designated three committees: the audit committee, the compensation committee and the stock option committee. Information regarding the functions of the board’s committees, their present membership and the number of meetings held by each committee during the 2002 fiscal year is described below.

Audit Committee – Meetings (3)

Function	Members
• Recommends independent auditors	Steven Pomerantz (1)
• Reviews internal financial information	James A. Brown (Chair) (2)
• Reviews report of audit and management letter	Theodore Alfen (3)
• Participates in the determination of the adequacy of the internal accounting control	Bill Husa (4)
• Reviews the results of audits with the independent auditors
• Oversees quarterly and yearly reporting
• Responsible for policies, procedures and other matters relating to business integrity, ethics and conflicts of interests

_____________

(1)

On August 13, 2003, Steven Pomerantz resigned as a member of the audit committee.

(2)

On August 13, 2003, James A. Brown was appointed to serve as Chair of the audit committee

(3)

On November 14, 2002, Theodore Alflen was appointed to serve as a member of the audit committee.

(4)

On March 31, 2002, Bill Husa resigned from the Board of Directors and as a member of the audit committee

Mr. Pomerantz, acting as a committee of one, performed the functions described above from March 31, 2002 until November 14, 2002. Mr. Alflen joined as a member of the audit committee on November 14, 2002, and on August 13, 2003, Mr. Brown joined the audit committee. Messrs. Alflen and Pomerantz submitted the audit report indicated below. Mr. Brown is considered “independent” under the definition in the standards of the NASDAQ.

We are not subject to the NASDAQ requirement of independent audit committee members. The Board of Directors has not adopted a charter for the Audit Committee.

Compensation Committee – Meetings (None)

Function	Members
• Review and approve compensation and benefits plans	Theodore Alflen
• Establish and approve compensation of officers

Stock Option Committee – Meetings (None)

Function	Members
• Administers stock option plans	Steven Pomerantz

We granted 50,000 shares of common stock to Mr. Tisi pursuant to his employment agreement of January 1, 2002 under our 1998 Stock Option Plan. Such options were granted at the then current market value of the shares. The options granted vested immediately on the date of grant.

Special Committee

During 2003, the Board of Directors formed a special committee of independent directors James A. Brown, Ted Alflen and Steven Pomerantz in connection with the Asset Sale. For further information, please see “Proposal 2: Approval of Asset Sale—Background of the Asset Sale.”

Director Compensation

During 2002, we paid to each of our non-employee directors meeting fees of $500 for attendance at each board meeting. Pursuant to the terms of the Stock Option Plan, a grant of a stock option for the purchase of common shares may be made to each non-employee director. Those options are granted at an exercise price equal to the fair market value of our common stock on the date of grant, and become 25% vested on each anniversary date of grant or, if earlier, upon a change of control as defined in the plan and expire ten years from the date of grant or earlier in the event service as a director ceases. We did not grant stock options t our non-employee directors in the last fiscal year.

In July 2003, the board of directors granted Mr. Brown 100,000 shares of our common stock and approved compensation of $3,000 per month effective as of August 1, 2003, for serving as chairman of the board and dedicating sixty (60) hours per month to us. The board of directors also granted Mr. Alflen 100,000 shares of our common stock for serving as a director.

Audit Committee Report

The following paragraphs constitute information required pursuant to paragraph (e)(3) of Item 7 of the Exchange Act Rule. In accordance with these rules, the information provided in this Proxy Statement shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act. This information shall also not be deemed t be incorporated by reference into any filings by us with the SEC, notwithstanding the incorporation of this Proxy Statement into any filings.

The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling our oversight responsibilities as the Audit Committee, we have reviewed and discussed the audited financial statements in the annual report with the other members of management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee held three meetings during fiscal year 2002.

Acting as a committee, we reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by SAS 61 (Codification on Statements on Auditing Standards, AU 380). In addition, we have discussed with the independent auditors the auditors’ independence from management and the Company, and have received the written disclosures and the letter from the independent auditors required by the Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and have considered the compatibility of nonaudit services with the auditors’ independence.

We discussed with the Company’s independent auditors the overall scope and plans for their audit. We met with the independent auditors to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, we recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the board have also recommended that the Company retain Daszkal Bolton as the independent auditors for the year ending December 31, 2003.

AUDIT COMMITTEE

Theodore Alflen

Steven Pomerantz

Executive Officers

The following information is given with respect to our sole executive officer, as of January 2, 2004.

Christopher Tisi, 33, has been our Chief Executive Officer since December 2001. Mr. Tisi served as our Interim Chairman of the Board from December 2001 until May 2003. Mr. Tisi has been our President and Secretary since November 2000, and was our Chief Operating Officer from December 1999 until November 2000. From March 1998 until December 1999, Mr. Tisi was our Vice President of Sales and Marketing. From 1994 to March 1998, Mr. Tisi was our Vice President of Training.

Compensation of Executive Officers

The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended December 31, 2002, 2001 and 2000 received by each of our chief executive officer and our other executive officers whose total annual salary and bonus exceeded $100,000 during fiscal year 2002 (each a “Named Officer” and collectively the “Named Officers”). No other executive officers were paid salary and bonus compensation by us which exceeded $100,000 during 2002.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1))	Bonus ($)	Other Annual Compensation ($)(2)	Securities Underlying Options(#)(3)	All Other Compensation ($)
Christopher Tisi President, Chief Executive Officer and Secretary (4)	2002 2001 2000	164,983 100,703 118,169	7,249 7,524 18,169	— — —	50,000 — 102,000	— — —
Steve Pomerantz Director (4)	2002 2001 2000	62,182 114,321 100,000	— 3,762 11,642	— — —	— — 50,000	50,000(5) — —

———————

(1)

Payment of $23,443 of Steve Pomertanz’s 2001 salary and $32,578 of Chris Tisi’s 2001 salary was deferred in 2001 and was paid during 2002 in twelve equal monthly installments.

(2)

The Named Officers did not receive any other annual compensation not categorized as salary or bonus except for perquisites and other personal benefits which in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such Named Officer.

(3)

In 2000, Mr. Pomerantz was granted options under our 1998 Stock Option Plan for the purchase of 50,000 shares of common stock. Such options were granted at the then current market value of the shares. The options granted vested immediately on the date of grant. Also in 2000, Mr. Tisi was granted options under our 1998 Stock Option Plan for the purchase of 102,000 shares of common stock. In 2002, Mr. Tisi was granted options under our 1998 Stock Option Plan for the purchase of 50,000 shares of common stock. Such options were granted at the then current market value of the shares. The options granted vested immediately on the date of grant.

(4)

Mr. Pomerantz resigned as Chief Executive Officer, Treasurer and Chairman of the Board on December 14, 2001, and Mr. Tisi assumed the position of Chief Executive Officer, Secretary and Interim Chairman of the Board on December 14, 2001. Mr. Tisi has served as President since October 1, 2000.

(5)

Paid to Mr. Pomertanz as severance pursuant to the terms of his Severance Agreement effective as of January 1, 2002.

Stock Option Grants

The following table contains information concerning the grant of stock options under our 1998 Stock Option Plan to the Named Officers during 2002.

Option Grants in 2002

Individual Grants

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in 2002	Exercise or Base Price ($/Sh)	Expiration Date (2)
Christopher Tisi (3) President, Chief Executive Officer, Secretary and Interim Chairman of the Board	50,000	100%	$.12	02/11/06

———————

(1)

All options granted in 2002 are non-qualified stock options and are not intended to qualify as an incentive stock option (“ISOs”) under §422 of the Internal Revenue Code of 1986, as amended. The options are exercisable as of the date of grant. The options were granted at fair market value on the date of the grant.

(2)

The term of the option is four (4) years from the date of grant unless terminated earlier due to termination of employment, disability or death.

(3)

Mr. Tisi became President on October 1, 2000.

We do not currently have (and have not previously had) any plan pursuant to which any stock appreciation rights (“SARs”) may be granted.

Stock Option Exercises and Holdings

The following table sets forth information relating to options exercised during 2002 by each of the Named Officers and the number and value of options held on December 31, 2002 by each of them.

Aggregate Option Exercises in Fiscal Year Ended December 31, 2002

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Dec. 31, 2002 (#)		Value of Unexercised In-the- Money Options at Dec. 31, 2002 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher Tisi (2) Secretary and President	—	—	152,000

———————

(1)

Total value of unexercised options is based upon the difference between the last sales price of our common stock on the Nasdaq National Market System on December 31, 2002, which was $.04 per share, and the exercise price of the options, multiplied by the number of option shares.

(2)

Options granted under our 1998 Stock Option Plan.

No options to purchase common stock were exercised by our executive officer during the year ended December 31, 2002.

Employment Contracts and Termination of Employment and Change-in Control Arrangements

Effective January 1, 2002, we entered into a new employment agreement with Chris Tisi, our chief executive officer and president. The agreement provides for a base salary of $140,000 ($18,750 of which will be used to pay certain amounts owing to third parties in connection with the settlement of litigation) as well as bonuses which are contingent upon increases in revenue over prior periods and net income results. The agreement provides that bonuses will be determined quarterly with 33% of such bonuses to be paid quarterly and the balance to be paid at year-end depending on the maintenance of previously achieved performance levels. The agreement also provides for an annual grant of 50,000 stock options under our 1998 Stock Option Plan. The options will have a four-year term and will be vested 100% on the date of grant. The agreement also provides for the payment of an amount equal to the lesser of (i) $275,000 or (ii) the maximum “golden parachute” payment permitted to be deducted by us under the federal tax law in the event Mr. Tisi is terminated after a change of control. An amendment to the agreement provided that $32,578 of Mr. Tisi’s salary for 2001 which was not paid to him during 2001 would be paid in 2002 in twelve equal monthly installments. Mr. Tisi’s employment agreement expired on January 1, 2004.

Effective January 1, 2002, we entered into a severance agreement with Steve Pomerantz, our former Chairman of the Board, Chief Executive Officer, and Treasurer. The agreement provided for a severance payment of $50,000 to be paid over the next year ($18,750 of which was used to pay certain amounts owing to third parties in connection with the settlement of litigation). An amendment to the agreement provided that $23,443 of Mr. Pomerantz’s salary for 2001 which was not paid to him during 2001 would be paid in 2002 in twelve equal monthly installments.

In light of the fact that Mr. Pomerantz has in the past personally guaranteed certain obligations of the Company to third parties (the “Guaranteed Obligations”), the severance agreement provided that on the earlier to occur of (i) a Change in Control, or (ii) December 31, 2002, we would provide substitute collateral for the Guaranteed Obligations in exchange for a release from Mr. Pomerantz from any and all personal liability on the Guaranteed Obligations. The Guarantee obligations were all satisfied prior to December 31, 2002.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	506,500	$.14	322,000
Equity compensation plans not approved by security holders (1)
Total	506,500	$.14	322,000

———————

[(1)

We do not maintain equity compensation plans that have not been approved by our stockholders.]

Compensation Committee Interlocks and Insider Participation

All of our executive officers and directors own shares of our common stock and /or options to purchase shares of our common stock and, to that extent, their interest in the asset sale is the same as that of other holders of our common stock.

Certain Relationships and Related Transactions

For the years ended December 31, 2001 and December 31, 2000, we sold $63,881 and $163,969 respectively of products to KMS-Thin Tab, an entity we believe is controlled by J.C. Herbert Bryant III, a beneficial owner of greater than five percent of our stock. These sales were on terms no more favorable than those given to unaffiliated third parties in arms-length transactions.

On January 12, 2002, we repaid a $100,000 loan from SunTrust Bank which was collateralized by a certificate of deposit in the principal amount of $100,000 pledged by Steve Pomerantz, our former Chief Executive Officer and Chairman of the Board. Accordingly, on that date, the collateral was released. On January 15, 2002, we obtained another short-term loan from SunTrust Bank in the amount of $23,400. This loan is collateralized by a certificate of deposit in the amount of $23,400 owned by Steve Pomerantz. The loan is due on July 15, 2002 and is payable in monthly installments of $4,167.

On March 15, 2002, the Company terminated their factoring agreement with Alliance Financial Capital, Inc. and entered into a factoring agreement with LSQ Funding Group, L.C. (LSQ). The agreement provided that LSQ would purchase certain receivables and advance 85% of the face amount of such receivables. The term of this agreement is one year. The maximum amount of receivables the Company could factor under the agreement was $750,000. In connection with the factoring agreement, the Company granted LSQ a blanket lien on Company assets and the President/Chief Executive Officer was required to deliver a personal guarantee. The LSQ contract expired in March 2003 and the Company did not renew it.

The Company was involved in the litigation with J.C. Herbert Bryant, III (“Bryant”) and KMS-Thin Tab 100, Inc. (“KMS,”) which was settled in September 2002. The settlement agreement generally provided for Bryant and KMS to transfer the registration and ownership of the domain names Thintab.com, Thintab.CC, and Carbcutter.cc to HNS and to take other action to eliminate confusion over the ownership of the Thin Tab@ name. Additionally, each of the adverse parties generally released the others. As part of the settlement, HNS entered into a distribution agreement with Bryant, beginning on September 26, 2002 and ending on September 25, 2007, permitting Bryant to purchase certain of its products from HNS and to exclusively distribute those products in Florida from Orlando south. HNS also has agreed not to sell its products directly to certain KMS customers. HNS booked a legal settlement expense of $58,836 associated with this settlement.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Daszkal Bolton LLP (“DB”) has served as our independent auditors since July 12, 2000, and audited our financial statements for the year ended December 31, 2002. DB has been engaged by our audit committee to audit our financial statements for the year ended December 31, 2003.

A representative of DB is expected to be present at the annual meeting and will be available to respond to appropriate questions from shareholders.

The Securities and Exchange Commission’s final Rule on Auditor Independence requires that the Company make the following disclosures regarding the amount of fees billed by its independent auditors and the nature of the work for which these fees were billed:

Audit Fees

Aggregate fees billed for DB’s audit of the Company’s annual financial statements for the year ended December 31, 2002 and December 31, 2001, respectively, and for its reviews of the financial statements included in the Company’s Forms 10-QSB for the fiscal year ended December 31, 2002, and December 31, 2001, respectively totaled $40,000 and $35,500.

Audit-related fees

For the fiscal year 2002 and 2001, DB did not provide any services that are reasonably related to the performance of the audit or review of our financial statements included in our financial statements included in our quarterly filings on Form 10-QSB for the respective periods.

Tax fees

For the calendar year 2002 and 2001, we paid DB fees of approximately $5,000 and $5,000, respectively, billed for tax compliance, tax advice and tax planning.

Financial Information Systems Design and Implementation Fees

No fees were incurred or billed for any financial information systems design and implementation services rendered by DB for the fiscal years ended December 31, 2002 and December 31, 2001.

All Other Fees

Aggregate fees billed for all other services rendered by DB for the fiscal year ended December 31, 2002 and December 31, 2001 totaled $0 and $16,809, respectively.

The Audit Committee has determined that all services rendered under “All Other Fees” have had no impact on our auditor’s independence.

Our Audit Committee approved 100% of the foregoing services rendered by the auditors.

PROPOSAL NO. 2: APPROVAL OF ASSET SALE

The Parties

Health & Nutrition Systems International, Inc.

3750 Investment Lane, Suite 5

West Palm Beach, Florida 33407

(561) 863-8446

We develop, market and sell weight management, energy and sport nutrition products to national and regional, food, drug, health, pharmacy and mass-market accounts, as well as to independent health and pharmacy accounts.

TeeZee, Inc.

3750 Investment Lane, Suite 5

West Palm Beach, Florida 33407

(561) 863-8446

TeeZee is a company that was recently formed by Christopher Tisi, our chief executive officer and president, for the purpose of acquiring substantially all of our assets and assuming certain of our liabilities pursuant to the asset sale. Other than organizational matters and matters relating to the asset sale, TeeZee will not have engaged in any business operations prior to the closing of the asset sale.

Mr. Tisi has been our chief executive officer and president since before December 2001 and has held other key management positions with us since 1994. We are highly dependent on the services of Mr. Tisi. Mr. Tisi has strategic relationships with our customers and our sole manufacturer Garden State Nutritionals, who has provided and continues to provide extensive credit to us conditioned on Mr. Tisi’s continued service with us. Mr. Tisi’s employment agreement with us expires on January 1, 2004. Mr. Tisi has agreed to remain as our chief executive officer and president until consummation of the asset sale. If the asset sale is not consummated, we will not only lose the services of Mr. Tisi, but we also will have to pay him approximately $160,000 of accrued bonus for 2003 that is payable to him under his employment agreement. This obligation will be assumed by TeeZee if the asset sale is consummated. The loss of Mr. Tisi will significantly impair our ability to continue as a going concern. Our customer base will be materially adversely effected and approximately $1.6 million of indebtedness owed to Garden State, some of which is secured by a lien on all of our assets, will become immediately due and payable by us. Because we do not have a sufficient source of capital or financing to repay Garden State, Garden State could foreclose on its lien on our assets. For more information, please see “—Background of the Asset Sale.”

Mr. Tisi owns 416,788 shares of our common stock, which represents approximately 11.0% of the outstanding shares of our common stock as of the record date. Mr. Tisi has advised us that he intends to vote all of his shares in favor of the asset sale.

Overview

On November 26, 2003, we entered into the asset purchase agreement with TeeZee, pursuant to which TeeZee agreed to purchase all or substantially all of our assets and assume certain of our liabilities in exchange for an aggregate purchase price of $411,000 payable at closing consisting of:

•

$25,000 in cash that was deposited into escrow at the time of execution of the asset purchase agreement;

•

$350,000 in cash; and

•

a promissory note in the principal amount of $36,000 bearing interest at 6.0% per annum, payable to us by TeeZee in twelve equal monthly installments commencing one month after the closing. The promissory note is unsecured and contains customary default provisions.

TeeZee will assume approximately $2 million of certain of our liabilities consisting of all of the indebtedness owed by us to Garden State, and our ordinary course trade payables. After giving effect to the asset sale, our retained liabilities are expected to be less than $1,000.

We will retain all cash and cash equivalents on hand as of the closing date, which is estimated to be approximately $15,000.

Effective as of the closing, we are required to transfer all rights to use “Health & Nutrition Systems International, Inc.” to TeeZee for its exclusive use and change our name by amending our articles of incorporation. As described in Proposal 3, we are seeking shareholder approval to change our name to “Ashlin Enterprises, Inc.” by amending our articles of incorporation, conditioned on approval and completion of the asset sale.

We expect to consummate the asset sale on or before January 31, 2004.

The asset purchase agreement is attached to this proxy statement as Appendix A. Included with this proxy statement are our annual report on Form 10-KSB for the fiscal year ended December 31, 2002 and quarterly reports on Form 10-QSB for the quarterly periods ended March 31, June 30 and September 30, 2003. We encourage you to read the asset purchase agreement and these annual and quarterly reports carefully.

No Consideration Payable to Shareholders

Our shareholders will not receive any consideration, whether as a dividend or distribution, as a result of the asset sale.

Use of Sale Proceeds

Following the asset sale, we intend to use the sale proceeds to identify and facilitate our entry into a new line of business, either through a merger or other corporate transaction, although there is no assurance that we will be able to do so on terms acceptable to us or in a timely manner.

No Change in Ownership

Our shareholders will continue to own the same number of shares of our common stock after the asset sale as they did before the asset sale assuming none of our shareholders exercise dissenters’ appraisal rights.

No Effect on OTC Bulletin Board Trading

After the asset sale, shares of our common stock will continue to trade on the OTC Bulletin Board under the existing trading symbol “HNNS.”

Background of the Asset Sale

During the fourth quarter of 2002, the board of directors began to explore the possibility of seeking a merger partner as a means to increase shareholder value. The board of directors believed that we needed to add a new line of business complimentary to our diet-related “nutriceuticals” business, which had been incurring significant losses. By doing so, it would allow us to market additional product offerings to our existing customer base and market our existing product offerings to an additional customer base. During the spring and summer of 2003, we had contact with several potential merger partners, two of whom expressed an interest in pursuing a transaction.

On August 13, 2003, the board of directors held a meeting to evaluate three alternatives to increase shareholder value. The alternatives considered by the board included a merger with one of the two potential partners mentioned above, continuing our nutriceuticals business without any changes and a sale of our nutriceuticals business.

The board determined that a merger was not viable with either of these potential merger partners because neither had a line of business with product offerings or a customer base complimentary to ours.

The board then determined that continuing our business without any change was not viable based on certain factors, including, our deteriorating relationship with two key customers in terms of pricing power and future business, the absence of financing to maintain and grow the business, our heavy reliance on Mr. Tisi by reason of his strategic relationships with our key customers and our sole manufacturer Garden State Nutritionals, an increasingly challenging regulatory, legal and insurance environment, and competitive disadvantages facing us.

The board then determined, after considering the factors described above, that it would be in the best interest of our shareholders to sell our nutriceuticals business and use the resulting sales proceeds to identify and facilitate our entry into a new line of business, either through a merger or other corporate transaction.

On August 15, 2003, the board of directors held another meeting during which it reconfirmed the determinations it had made at the prior meeting on August 13. In addition, the board discussed the approach it would use to effect a sale of our nutriceuticals business in light of having recently received an offer from Mr. Tisi to purchase the nutriceuticals business to which the board had not responded. Specifically, the board considered whether or not it should solicit offers from third parties or just consider Mr. Tisi’s offer.

The board determined that the nutriceuticals business was not likely to attract much, if any, meaningful interest from third parties given that the business consists of one product with little brand equity and relies heavily on Mr. Tisi. The board therefore concluded that it would only consider Mr. Tisi’s offer rather than both incurring the expenses of marketing the nutriceuticals business and risk losing Mr. Tisi’s offer by such a marketing effort, which would likely be unsuccessful.

To ensure the fairness of any transaction with Mr. Tisi because of the potential conflicts of interest of Mr. Tisi might have by reason of being a member of the board, the board established a special committee, composed of independent directors James Brown, Ted Alflen and Steven Pomerantz, to act on behalf of our unaffiliated shareholders for the purpose of considering Mr. Tisi’s offer and negotiating the price and other terms of the asset sale with Mr. Tisi and evaluating the fairness of the asset purchase agreement and the asset sale.

To further ensure the fairness of any transaction with Mr. Tisi, on August 13, 2003, the special committee engaged Capitalink to act as it financial advisor in connection therewith.

On September 5, 2003, the special committee held a meeting to assess Mr. Tisi’s offer, which had been preliminarily reviewed by Capitalink. The special committee determined that Mr. Brown, on behalf of the committee, should seek to negotiate a definitive agreement with Mr. Tisi, subject to the special committee’s review and approval.

From September 5, 2003 until the parties execution of the asset purchase agreement on November 26, 2003, the special committee through Mr. Brown negotiated the price and other terms and the conditions of the asset purchase agreement with Mr. Tisi through arms-length negotiations.

During the negotiations, Mr. Tisi informed the special committee that he does not intend to remain with us in any capacity past the expiration of his employment agreement on January 1, 2004. He has been our chief executive officer and president since before December 2001 and has held key management positions with us since 1994. The special committee determined that the loss of Mr. Tisi would impair our ability to continue as a going concern given his strategic relationships with our key customers and our sole manufacturer Garden State Nutritionals, who has provided and continues to provide extensive credit to us conditioned on Mr. Tisi’s continued service with us. Mr. Tisi has agreed to remain with us until consummation of the asset sale. If the asset sale is not completed, we will not only lose the services of Mr. Tisi, but we also will have to pay him approximately $160,000 of accrued bonus for 2003 that is payable to him under his employment agreement with us. This obligation will be assumed by TeeZee if the asset sale is consummated.

The loss of Mr. Tisi will materially adversely affect our distribution network and, as described below, require us to immediately repay approximately $1.6 million of indebtedness owed to Garden State, some of which is secured by a lien on all of our assets.

Our exclusive manufacturing agreement with Garden State provides that, if Mr. Tisi resigns or is terminated as our chief executive officer and president, we will be in default under that agreement. It further provides that, in this event, all sums we owe to Garden State under the credit terms extended to us by Garden State will become immediately due and payable. Under the exclusive manufacturing agreement, we currently owe Garden State Nutritionals approximately $800,000. In the event these sums become immediately due and payable, we have no available source of capital or financing to pay them.

In addition to the default clause relating to Mr. Tisi in the exclusive manufacturing agreement with Garden State, in July, 2003, we executed and delivered a promissory note to Garden State Nutritionals in the aggregate principal amount of $1.3 million (of which $300,000 was repaid in September 2003 in connection with the sale of Acutrim). As previously disclosed, this was done in order to convert our existing outstanding credit with Garden State to long-term debt, and to thereby enable us to obtain additional credit and improved credit terms from Garden State. The promissory note delivered to Garden State to evidence that debt provides that if Mr. Tisi ceases to be, and actively serve as, our president and chief executive officer, unless a replacement reasonably acceptable to Garden State is obtained within thirty (30) days of Mr. Tisi ceasing to be president and chief executive officer, the note shall be in default and immediately due and payable. Garden State has advised us that it intends to demand immediate repayment of this indebtedness at such time Mr. Tisi resigns. We currently owe Garden State $800,000 under the note. In addition, Garden State has a lien on all of our assets as collateral for repayment of the note. In the event that the promissory note is accelerated, we have no available source of capital or financing to repay or refinance it.

On November 21, 2003, the special committee held a meeting during which Capitalink presented its analysis of the transaction and delivered an opinion to the effect that the consideration to be paid by Mr. Tisi to us in the proposed transaction, was fair, from a financial point of view, to our shareholders. Based on Capitalink’s opinion and analysis and other factors considered at the meeting, including Mr. Tisi’s imminent departure and the resulting adverse operational and financial consequences to us, the special committee unanimously decided to approve the transaction and finalize a definitive asset purchase agreement between the parties.

Negotiation and resolution of the final terms of the asset purchase agreement continued through November 25, 2003, on which date the special committee held a meeting to review and approve the final draft of the asset purchase agreement.

On the morning of November 26, 2003, we and Mr. Tisi executed the asset purchase agreement and issued a press release to that effect.

Subsequent to announcing the transaction, we did not receive any competing offers from a competitor, strategic partner or strategic acquirer. In addition, we did not receive any indications of interest from any of them.

Reasons for the Asset Sale

In concluding that the asset sale is fair to, and in the best interest of our shareholders, our special committee and the board of directors considered the following material positive factors:

•

Our inability to continue operating the neutriceuticals business without any changes based on information with respect to our financial condition, results of operations, business and prospects, as well as the risks associated with achieving such prospects, and the increasingly challenging legal, regulatory and insurance environment affecting us and the nutriceuticals industry;

•

Our ability to continue as a going concern without the services of Mr. Tisi;

•

The written fairness opinion delivered by Capitalink to the special committee to the effect that, as of November 26, 2003, the purchase consideration, consisting of the purchase price and certain of our liabilities to be assumed by TeeZee, is fair, from a financial point of view, to us and our shareholders as described in more detail below under “—Opinion of Our Financial Advisor;”

•

The remote possibility of attracting any other potential acquirer for the nutriceuticals business being acquired by TeeZee;

•

Our inability to fund growth through equity financing given the historical depressed market prices and illiquid trading market for our common stock;

•

The likelihood of consummation of the asset sale, the structure of the asset sale and the anticipated closing date; and

•

Our inability to identify a strategic merger partner to add a line of business complimentary to our neutriceuticals business.

The special committee and the board also considered the following potentially negative factors in their deliberations concerning the asset sale:

•

The transaction may not be approved by our shareholders;

•

The absence of an operating business upon the closing of the asset sale and the potential inability to successfully acquire a new operating business. To that end, we intend to retain an investment banking firm to assist us in the identification and selection of appropriate acquisition and merger candidates.

•

Our incurrence of significant costs and expenses in connection with consummating the asset sale and the distraction to management inherent in seeking to consummate the asset sale; and

•

The risk that asset sale will not be consummated.

The special committee and the board of directors concluded that these potentially negative factors were outweighed by the potential benefits to be realized by the asset sale. The foregoing discussion of the information and factors considered by the special committee and the board of directors is not intended to be exhaustive but includes all material factors considered by the special committee and the board of directors. In view of the wide variety of information and factors considered, neither the special committee nor the board of directors found it practical to, and did, assign any relative or special weights to the foregoing factors, and individual directors may have given differing weights to different factors. The special committee and the disinterested board of directors adopted the asset purchase agreement and approved the asset sale in consideration of all of the facts, matters and information brought to their attention. After taking into consideration all of the material facts, matters and information, including those described above, the special committee and the disinterested members of the board unanimously determined that the asset sale is advisable and in the best interests of us and our shareholders, and that we should consummate the asset sale.

Recommendations of the Special Committee and Board of Directors

The special committee and the disinterested members of the board of directors, based on the special committee’s recommendation, have each determined that the terms of the asset purchase agreement, which were established through arms-length negotiations with TeeZee, and the asset sale, are fair to, and in the best interests of, us and our shareholders. Accordingly, the special committee and the disinterested members of the board of directors have unanimously approved the asset purchase agreement and unanimously recommend that our shareholders vote “For” approval and adoption of the asset purchase agreement and the asset sale.

Opinion of Our Financial Advisor

The special committee engaged Capitalink as its financial advisor and to render a fairness opinion in connection with the asset sale. The asset purchase agreement provides that TeeZee will purchase substantially all of the assets of the Company in exchange for consideration of $375,000 in cash and a one-year $36,000 principal amount promissory note (the “Note”) (the Note and the cash portion are hereinafter, the “Paid Consideration”). In addition, TeeZee will assume all operating liabilities and the note payable to Garden State Nutritional (the “Assumption Consideration”) (the Paid Consideration and the Assumption Consideration are collectively referred to as the “Purchase Consideration”). Capitalink was retained to render an opinion as to whether, on the date of such opinion, the Purchase Consideration is fair, from a financial point of view, to the Company’s shareholders.

On November 21, 2003, Capitalink made a presentation to the special committee setting forth its financial analyses regarding the asset sale and rendered its oral opinion that, as of such date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the purchase consideration is fair, from a financial point of view, to our shareholders. Subsequently, on November 26, 2003, Capitalink delivered its written opinion that as of such later date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the purchase consideration is fair, from a financial point of view, to our shareholders.

The full text of the written opinion of Capitalink dated as of November 26, 2003 is attached as Appendix B, and is incorporated in this proxy statement by reference. Our shareholders are urged to read the Capitalink opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Capitalink in rendering its opinion. The summary of the Capitalink opinion set forth below is qualified in its entirety by reference to the full text of such opinion.

No limitations were imposed by the company on the scope of Capitalink’s investigation or the procedures to be followed by Capitalink in rendering its opinion. The Capitalink opinion was for the use and benefit of the special committee in connection with its consideration of the transaction and was not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the transaction. Capitalink was not requested to opine as to, and its opinion does not address, the Company’s underlying business decision to proceed with or effect the transaction. Further, Capitalink was not asked to consider, and its opinion does not address, the relative merits of the transaction as compared to any alternative business strategy that might exist for the Company.

In arriving at its opinion, Capitalink took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally and, among other things: (i) reviewed documents relating to the transaction, including the Agreement; (ii) reviewed publicly available financial information and other data with respect to the Company, including the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, and the Quarterly Report on Form 10-QSB for the nine months ended September 30, 2003; (iii) reviewed and analyzed the market value of the Note; (iv) reviewed and analyzed the Company’s normalized historical free cash flows and prepared capitalized earnings; (v) reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to those of the Company; (vi) reviewed and analyzed certain financial characteristics of comparable transactions that involved the acquisition of companies that were deemed to have characteristics comparable to those of the Company; (vii) reviewed and analyzed the transaction’s financial impact on the Company’s net book value; (viii) reviewed and discussed with representatives of the management of the Company certain financial and operating information furnished by them, including financial analyses and projections and related assumptions with respect to the business, operations and prospects of the Company; (iv) considered the historical financial results and present financial condition of the Company; (x) inquired about and discussed the transaction and other matters related thereto with Company management, the special committee and its legal counsel; and (xi) performed such other analyses and examinations as were deemed appropriate.

In arriving at its opinion, Capitalink relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information and Capitalink has further relied upon the assurances of the Company’s management that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading. Capitalink has not made a physical inspection of the properties and facilities of the Company and has not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of the Company. Capitalink has assumed that the transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. Capitalink was not asked to consider, and its opinion does not address, the relative merits of the transaction as compared to any alternative business strategy that might exist for the Company. Capitalink was not engaged to seek alternatives to the transaction that might exist for the Company. Capitalink assumed that the transaction will be consummated substantially in accordance with the terms set forth, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the Company or the shareholders of the Company, excluding Mr. Tisi.

Capitalink’s opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, November 26, 2003. Accordingly, although subsequent developments may affect its opinion, Capitalink has not assumed any obligation to update, review or reaffirm its opinion.

The estimates contained in Capitalink’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Capitalink’s analyses and estimates are inherently subject to substantial uncertainty.

Each of the analyses conducted by Capitalink was carried out in order to provide a different perspective on the transaction, and to enhance the total mix of information available. Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the Purchase Consideration to the Company’s shareholders. Capitalink did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Capitalink in connection with the preparation of its opinion.

The financial reviews and analyses include information presented in tabular format. In order to fully understand Capitalink’s financial review and analyses, the tables must be read together with the text presented. The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of Capitalink’s financial review and analyses.

Further, the summary of Capitalink's analyses described below is not a complete description of the analyses underlying Capitalink’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Capitalink made qualitative judgments as to the relevance of each analysis and factors that it considered.

Note Analysis. Capitalink reviewed the terms of the Note, which include a 6% interest rate with interest and principal payable monthly over the life of the one-year maturity.

In order to derive a current market value for the Note, Capitalink discounted the Note at assumed market rates for unsecured obligations of a similar nature. Based upon discount rates ranging from 12% to 18%, Capitalink derived a range of present values of the Note of approximately $34,000 to approximately $35,000. Capitalink utilized $35,000 in its analysis as the current market value of the Note.

Valuation Overview. The following table provides a summary of the range of indicated values for the Company for each of the analyses used by Capitalink.

Methodology	Indicated Equity Value ($000)
Capitalized Earnings Analysis
Indicated Reference Range	$16	-	$461
Comparable Company Analysis
Enterprise Value as multiple of:
LTM Revenue	$421	-	$670
Average Revenue (FY2000-LTM 2003)	$130	-	$322
LTM EBITDA	$252	-	$522
Average EBITDA (FY2002-LTM 2003)	$68	-	$292
Indicated Reference Range	$218	-	$452
Comparable Transaction Analysis
Enterprise Value as multiple of:
LTM Revenue 9/30/03	$670	-	$920
Average Revenue (FY2000-LTM 2003)	$322	-	$514
LTM EBITDA	$387	-	$657
Average EBITDA (FY2002-LTM 2003)	$180	-	$404
Indicated Reference Range	$390	-	$624
Net Book Value Analysis
Net Book Value (9/30/03)	$(276)
Pro Forma Book Value (9/30/03)	$351

Financial Performance Analysis. Capitalink undertook analyses of the historical and projected financial data of the Company in order to understand and interpret its operating and financial performance and strength.

Capitalink reviewed the Company’s historical financial data from the Company’s public filings for the four years ended December 31, 2002 and the nine months ended September 30, 2003. The Company’s financial information was normalized to remove the sales and expenses associated with Acutrim and public company expenses. By adjusting for these items, Capitalink was able to derive historical revenue and earnings for the Company that would most accurately reflect the true historical performance of the Assets. Capitalink noted the following:

Revenue for the Company has improved from approximately $1.9 million in 1999 to approximately $2.9 million in 2002. Revenue for the latest twelve months (“LTM”) ended September 30, 2003 was approximately $5.0 million. Throughout this period, the Company’s revenue has been volatile reflecting the rise and fall in popularity of the Company’s products as new products are introduced and heavily marketed, and older products decrease in popularity. For instance, in fiscal year (“FY”) 2000, revenue rose to approximately $4.8 million, before falling again to approximately $2.8 million in 2001.

Over the past four fiscal years, the Company’s gross margin has varied from 43.6% in 2001 to 69.3% in 2000. The gross margin for the LTM ended September 30, 2003 was approximately 57.0%. The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), excluding the approximately $(1.8) million loss in 2001, ranged from approximately $42,000 to approximately $186,000. For the LTM ended September 30, 2003, EBITDA was approximately $270,000.

Since the significant losses in 2001, the Company has had a negative book value. The Company’s book value has slowly improved increasing from $(802,000) as of December 31, 2001 to $(276,000) as of September 30, 2003. As of September 30, 2003, the Company had approximately $920,000 outstanding under the note payable to Garden State Nutritionals (the “GSN Note”). The GSN Note requires the Company to pay quarterly installments of $131,410 commencing November 1, 2003.

During the LTM ended September 30, 2003, the Company has had an increasing number of pay-on-scan sales, whereby the Company ships its products to retail store customers, who do not pay for the items until the product is actually sold. In July 2003, the Company instituted its accounting policy for pay-on-scan sales, where sales are recognized when the product is confirmed sold. The increasing number of pay-on-scan sales has resulted in larger working capital requirements for the Company through greater inventory build-up. The level of inventory held by the Company as of September 30, 2003 was approximately $1,372,000 – more than three times the level it was at December 31, 2002.

Capitalized Earnings Analysis. Capitalink utilized the capitalized earnings analysis, an income valuation approach, for the purposes of valuing a business based on the present value of its expected perpetual returns.

The capitalized earnings analysis estimates value by assuming a steady future normalized unlevered free cash flow is generated in perpetuity at a given growth rate and capitalized at a rate which reflects the risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

Capitalink normalized the Company’s cash flows in an attempt to determine an appropriate cash flow range to capitalize by adjusting for (i) the Acutrim sales and expenses and (ii) the public company costs that will not be transferred in the transaction.  Capitalink determined an estimated range of normalized EBITDA cash flows from $270,000 to $400,000 based on a review of the Company’s historical cash flow streams. A range of adjusted free cash flows was derived by deducting taxes, capital expenditures and any short-term working capital adjustments. Capitalink then determined a range of indicated equity values by dividing the adjusted free cash flow with an assumed capitalization rate of 18.0% and deducting net debt as of September 30, 2003 of approximately $828,000.

The capitalization rate was derived using the following assumptions:

•

An assumed cost of equity of 24.6%, based on riskless and risk-based rates, including company specific risks relating to the highly competitive environment in which the Company operates in, with low barriers to entry, strong reliance on new products, short life-cycle of products, and the Company’s heavy reliance on Mr. Tisi.

•

A weighted average cost of capital of 23.0%, assuming cost of debt of 4.5%, and an assumed average debt to total capitalization ratio of 7.3% (based on the average of the Comparable Companies).

•

A long term growth rate of 5.0% based on an assessment of forecast industry sales growth, reduced margins for generic products, rising competition and the Company’s volatile historical sales and earnings growth.

Taking into account the capitalization rate and the Company’s net debt, Capitalink derived a range of indicated equity values of between $16,000 and $461,000. Capitalink noted that the Paid Consideration is within this indicated valuation range.

Selected Comparable Company Analysis. Capitalink utilized the selected comparable company analysis, a market valuation approach, for the purposes of compiling guideline or comparable company statistics and develop valuation metrics based on prices at which stock of similar companies are trading in a public market.

The selected comparable company analysis compares the trading multiples of the Company with those of other publicly traded companies that are similar with respect to business model, operating sector, size and target customer base. Capitalink located five companies that it deemed comparable to the Company with respect to their industry sector and market served (the “Comparable Companies”). All provide branded nutritional supplements to retail stores and through other methods of distribution and are classified either under the SIC code 2834 (Vitamin Preparations). TwinLabs Corporation, although a direct comparable, was not included in the Comparable Company analysis as a result of its bankruptcy filing on September 4, 2003.

The Comparable Companies utilized were: Nutraceutical International Corp, Weider Nutrition International, Nature Sunshine Products, Reliv’ International, Inc. and Natrol, Inc. The Company is significantly smaller than all of the Comparable Companies. As of November 17, 2003, the enterprise values for the Comparable Companies ranged from approximately $158.2 million to approximately $44.2 million and revenue ranged from approximately $289.6 million to approximately $72.7 million. In comparison, the Company had an enterprise value and LTM revenue of approximately $2.4 million and $5.0 million, respectively.

Capitalink reviewed certain financial information relating to the Company in the context of the corresponding financial information, ratios and public market multiples for the Comparable Companies. No company used in Capitalink’s analysis was deemed to be identical or directly comparable to the Company; accordingly, Capitalink considered the multiples for the Comparable Companies, taken as a whole, to be more relevant than the multiples of any single company.

Market values were used to calculate multiples of EPS, common equity, and net tangible common equity, while enterprise values were used to calculate multiples of LTM revenue, LTM EBIT,

LTM EBITDA and total assets. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses or income.

Capitalink noted that the EBITDA margin for the Company of 1.8% for the LTM ended September 30, 2003 was lower than all of the Comparable Companies (the mean and median of which was 9.1% and 7.1%, respectively). Capitalink also noted that the Company’s debt to total invested capital ratio (36.4%) is higher than any of the Comparable Companies (the mean of which was 7.5%).

Capitalink expects the Company’s valuation multiples to be below the average of the Comparable Companies due to the smaller size of the Company (which limits the ability of the Company to gain economies of scale advantages with respect to marketing and research and development), the narrow range of the Company’s products relative to the Comparable Companies, and the lower relative recognition of the Company’s brands.

Capitalink determined a range of indicated equity values for the Company by selecting a range of valuation multiples based on the Comparable Companies, and applying them to the Company’s LTM revenue, average revenue from FY 2000 to LTM 2003, LTM EBITDA and average EBITDA from FY 2002 to LTM 2003.

Based on selected multiple ranges, Capitalink calculated a range of indicated equity values of between $218,000 and $452,000. Capitalink noted that the Paid Consideration is within this indicated valuation range.

	Statistic $(000)	Selected Multiple			Indicated Equity Value
		Low	-	High	Low	-	High
Enterprise Value Multiple
LTM Revenue	$4,994	0.25x	-	0.30x	$421	-	$670
Avg Revenue (FY2000-LTM 2003)	$3,833	0.25x	-	0.30x	$130	-	$322
LTM EBITDA	$270	4.0x	-	5.0x	$252	-	$522
Average EBITDA (FY2002-LTM 2003)	$224	4.0x	-	5.0x	$68	-	$292
Indicated Reference Range					$218	-	$452

As noted above, none of the Comparable Companies is identical or directly comparable to the Company. Accordingly, Capitalink considered the multiples for such companies, taken as a whole, to be more relevant than the multiples of any single company. Further, an analysis of publicly-traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading of the Comparable Companies.

Selected Comparable Transaction Analysis. Capitalink utilized the selected comparable transaction analysis, a market valuation approach, for the purposes of compiling precedent or comparable transaction statistics and develop valuation metrics based on the pricing in such transactions.

Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be “material” for the acquiror. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

Capitalink located eight transactions announced since February 2000 involving target companies in related industries to the Company (the “Comparable Transactions”) and for which detail financial information was available. Target companies were involved in the provision and distribution of nutritional supplements and were classified under the SIC code 2834 (Vitamin Preparations).

Acquiror	Acquiree
Apollo Management	GNC Vitamin Stores
IdeaSphere, Inc.	Twinlab, Corp.
NBTY, Inc.	Royal Numico NV/Rexall Sundown
Inverness Medical Technology	IVC Industries, Inc.
NBTY, Inc.	Kraft Foods/Knox Nutrajoint
NBTY, Inc.	Whole Foods Market/Nature Smart Inc.
PDK Acquisition Corp.	PDK Labs, Inc.
Rexall Sundown, Inc.	Worldwide Sport Nutritional Supplement

Based on the information disclosed with respect to the targets in the each of the Comparable Transactions, Capitalink calculated and compared enterprise values as multiples of LTM revenue and LTM EBITDA. Capitalink determined a range of indicated equity values for the Company by selecting a range of valuation multiples based on the Comparable Transactions, and applying them to the Company’s LTM revenue, average revenue from FY 2000 to LTM 2003, LTM EBITDA and average EBITDA from FY 2002 to LTM 2003.

As with the Comparable Company analysis, the Company’s unique characteristics, smaller size, limited product range, and lower brand recognition would suggest the Company be valued below the average of the Comparable Transaction multiples.

Based on the selected multiple ranges, Capitalink calculated a range of indicated equity values of between $390,000 and $624,000. Capitalink noted that the Paid Consideration is within this indicated valuation range.

	Statistic $(000)	Selected Multiple			Indicated Equity Value
		Low	-	High	Low	-	High
Enterprise Value Multiple
LTM Revenue	$4,994	0.30x	-	0.35x	$670	-	$920
Average Revenue (FY2000-LTM2003)	$3,833	0.30x	-	0.35x	$322	-	$514
LTM EBITDA	$270	4.5x	-	5.5x	$387	-	$657
Average EBITDA (FY2002-LTM 2003)	$224	4.5x	-	5.5x	$180	-	$404
Indicated Reference Range					$390	-	$624

None of the Comparable Transactions are identical to the transaction. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the Comparable Transactions and other factors that could affect the respective acquisition values.

Net Book Value Analysis.  The net book value analysis involves an analysis on the Company’s net book value before and after the transaction to identify whether it is accretive or dilutive to the Company’s shareholders.

Utilizing the Company’s September 30, 2003 balance sheet, Capitalink prepared a pro forma balance sheet to reflect the transaction’s financial impact on the Company’s net book value. Post transaction, the Company expects to have cash balances of approximately $390,000, the Note for $36,000 and transaction expenses payable of approximately $75,000.

Capitalink noted that the Company’s net book value increases from approximately $(276,000) to a positive net book of approximately $351,000 based on the transaction.

Capitalink performed a variety of financial and comparative analyses for the purpose of rendering the Capitalink opinion. While the foregoing summary describes all material analyses and factors reviewed by Capitalink with the Company’s special committee, it does not purport to be a complete description of the presentations by Capitalink or the analyses performed by Capitalink in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, Capitalink may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Capitalink's view of the actual value of the Company. In performing its analyses, Capitalink made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Capitalink are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Capitalink's analysis of the fairness of the Purchase Consideration, from a financial point of view, to the Company’s shareholders, and were provided to the Company’s special committee in connection with the delivery of Capitalink’s opinion.

Capitalink has received a fee in connection with the preparation and issuance of its opinion. In addition, the Company has agreed to indemnify Capitalink for certain liabilities that may arise out of the rendering of the opinion. Capitalink is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes.

Votes Required and Voting by Directors and Executive Officers

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote, either in person or by proxy, at the annual meeting is required to approve the Asset Sale.

As of the record date for the annual meeting, our directors and executive officers owned, in the aggregate, [_____] shares of our common stock or [____]% of the shares of our common stock then outstanding. Our directors and executive officers have indicated to us that they presently intend to vote their shares in favor of the asset purchase agreement and asset sale.

Interests of Certain Persons in the Asset Sale

In considering the recommendations of the special committee and the board of directors, shareholders should be aware that Mr. Tisi, our chief executive officer and president, is the principal of TeeZee and thus has interests in the asset sale that are different from or in addition to your interests. Mr. Tisi beneficially owns 416,788 shares of our common stock, which represents approximately 11.0% of the outstanding shares of our common stock as of the record date. Mr. Tisi presently intends to vote his shares in favor of the asset purchase agreement.

Under the asset purchase agreement, we have agreed to provide TeeZee and Mr. Tisi with the following insurance and indemnification:

•

effective as of closing, to include TeeZee as an additional named insured on our insurance policies, including but not limited to, our products liability insurance;

•

to maintain our existing directors’ and officers’ liability insurance and maintain the availability of such coverage to Mr. Tisi for a period of time that is not less than the statute of limitations for state and federal liability claims, and shall use reasonable efforts to preserve the existing scope and terms of such coverage during such period of time; and

•

to extend the term, if necessary, and the terms and conditions of our indemnification agreement with Mr. Tisi dated January 1, 2002 for a period of time that is not less than the applicable statute of limitations for state and federal liability claims.

Dissenters’ Appraisal Rights

Section 607.1302 of the Florida Business Corporation Act provides that any holder of our common stock as of the record date who has not voted in favor of the asset purchase agreement has the right to receive payment of the "fair value" of his or her shares immediately before the effectuation of the asset sale as well as certain other rights and benefits, subject to Sections 607.1303-607.1333 of the Florida Business Corporation Act. For purposes of determining the “fair value,” appreciation or depreciation in anticipation of the asset sale is excluded unless exclusion would be inequitable to us and other remaining shareholders. Shareholders are required to assert appraisal rights as to all of the shares beneficially owned by them, except where the shareholder is a record holder for the beneficial owner, in which case the record holder may assert appraisal rights to fewer than all the shares registered in the record shareholders name only if the record shareholder objects with respect to all of the shares owned by the beneficial owner and notifies us in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. Any shareholder who desires to perfect dissenters’ appraisal rights must follow the steps summarized below.

1.

A shareholder who wishes to assert appraisal rights must: (i) deliver a written notice of the shareholder’s intent to demand payment for his or her shares if the asset sale is completed to us either prior to the annual meeting or at the meeting prior to the vote with respect to the approval of the asset purchase agreement; and (ii) not vote in favor of the asset purchase agreement.

2.

Within ten days of effectuation of the asset sale, we must give each shareholder who properly filed a notice of intent to demand payment for his or her shares a written appraisal notice and form required by paragraph (2)(a) of Section 607.1322, along with financial statements for us consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any. Our appraisal notice will specify, among other things, our estimate of the fair value of the shares and an offer by us to pay our estimate of fair value.

3.

A shareholder who wishes to exercise appraisal rights must execute and return the above form, and in the case, of certificated shares, deposit the shareholder’s shares in accordance with the terms of the above notice by the date referred to in the notice. Once a shareholder deposits his or her certificates, or in the case of uncertificated shares, returns the executed form, that shareholder loses all rights as a shareholder unless the shareholder withdraws from the appraisal process by so notifying us in writing by the date set forth in the above appraisal notice. A shareholder who fails to withdraw from the appraisal process may not thereafter withdrawn without our written consent. Any dissenting shareholder who fails to take the above actions within the specified time period shall be deemed to have waived his or her dissenters' appraisal rights.

4.

If the shareholder states on the above form that he or she accepts our offer to pay our estimated fair value for the shares, we must make such payment to the shareholder within 90 days after our receipt of the form from the shareholder. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

5.

If a shareholder is dissatisfied with our offer to pay our estimated fair value for the shares, that shareholder must notify us on the form of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest. If any such shareholder fails to notify us in writing of his or her demand to be paid the shareholder’s stated estimate of the fair value plus interest within the timeframe specified in our above notice, such shareholder waives the right to demand payment and shall be entitled only to the payment offered by us.

6.

The costs and expenses of any proceeding determining the value of dissenting shares shall be determined by the court and shall be assessed against us. However, all or any portion of those costs and expenses may be apportioned and assessed as the court deems equitable against any or all the dissenting shareholders who are parties to the proceeding, to whom we have made an offer to pay for the shares, if the court finds that the action of the dissenting shareholders in failing to accept our offer was arbitrary, vexatious, or not in good faith.

7.

If at the time of payment for shares we are not able to make cash distributions to shareholders under the general distribution provisions of Section 607.06401 of the Florida Business Corporation, the dissenting shareholder may at his or her option: (a) withdraw his or her notice of intent to assert appraisal rights; or (b) retain his or her right to be paid for the shares as a claimant against us. Any affected dissenting shareholder shall exercise the foregoing option by filing written notice with us within 30 days after we have given written notice that the payment for shares cannot be made. If the affected dissenting shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

The above summary is not a complete statement of the Florida Business Corporation Act, relating to dissenters' appraisal rights, and is qualified in its entirety by reference to Sections 607.1301-607.1333 of the Florida Business Corporation Act attached to this proxy statement as Annex C and incorporated in this proxy statement by reference. This summary and the provisions of Sections 607.1301-607.1333 of the Florida Business Corporation Act should be reviewed carefully by any shareholder who wishes to exercise statutory dissenters' appraisal rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights. Any shareholder who is considering dissenting should consult his or her legal advisor.

Federal Income Tax Consequences

There will be no federal income tax consequences of the asset sale to our shareholders. All shareholders are urged to consult their own tax advisors as to the specific consequences to them of the asset sale under federal, state local and other applicable tax laws.

The asset sale may result in us incurring a gain for federal and state income tax purposes. This gain, if any, may be offset by our net operating loss carry forwards.

Accounting Treatment

The asset sale will be accounted for as a sale of assets.

Regulatory Matters

We are not aware of any material governmental or regulatory approvals which are required for consummation of the asset sale.

Past Contacts, Transactions or Negotiations

Mr. Tisi has been our chief executive officer since December 2001 and president since November 2000, and has held other key management positions with us since 1994. As previously described, Mr. Tisi has agreed to remain as our chief executive officer and president until consummation of the asset sale. Mr. Tisi beneficially owns 416,788 shares of our common stock, which represents approximately 11.0% of the outstanding shares of our common stock as of the record date. Mr. Tisi presently intends to vote his shares in favor of the asset purchase agreement.

Under the asset purchase agreement, we have agreed to provide TeeZee and Mr. Tisi with the following insurance and indemnification:

•

effective as of closing, to include TeeZee as an additional named insured on our insurance policies, including but not limited to, our products liability insurance;

•

to maintain our existing directors’ and officers’ liability insurance and maintain the availability of such coverage to Mr. Tisi for a period of time that is not less than the statute of limitations for state and federal liability claims, and shall use reasonable efforts to preserve the existing scope and terms of such coverage during such period of time; and

•

to extend the term, if necessary, and the terms and conditions of our indemnification agreement with Mr. Tisi dated January 1, 2002 for a period of time that is not less than the applicable statute of limitations for state and federal liability claims.

In January 1, 2002, we entered into a new employment agreement with Mr. Tisi which provides for a base salary of $140,000 ($18,750 of which will be used to pay certain amounts owing to third parties in connection with the settlement of litigation) as well as bonuses which are contingent upon increases in revenue over prior periods and net income results. The agreement provides that bonuses will be determined quarterly with 33% of such bonuses to be paid quarterly and the balance to be paid at year-end depending on the maintenance of previously achieved performance levels. The agreement also provides for an annual grant of 50,000 stock options under our 1998 Stock Option Plan. The options have a four-year term and will be vested 100% on the date of grant. The agreement also provides for the payment of an amount equal to the lesser of (i) $275,000 or (ii) the maximum "golden parachute" payment permitted to be deducted by us under the federal tax law in the event Mr. Tisi is terminated after a change of control. The term of Mr. Tisi’s employment agreement expires on January 1, 2004 and Mr. Tisi has indicated that he does not intend to extend the term of this agreement or enter into negotiations regarding the terms of a new employment agreement with us.

Other than the foregoing, there are no past, present or proposed material contracts, arrangement or understandings, relationships, negotiations or transactions between Mr. Tisi or TeeZee and us.

Certain Provisions of the Asset Purchase Agreement

The following is a summary of the material provisions of the asset purchase agreement not summarized elsewhere in this proxy statement. The following summary does not purport to be complete and is qualified in its entirety by reference to the asset purchase agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated by reference in this proxy statement.

Representations and Warranties

The asset purchase agreement contains various representations and warranties of us relating to, among other things:

•

Organization and similar corporate matter;

•

Authorization and enforceability;

•

Absence of conflicts and receipt of consent and approvals;

•

Absence of brokers or finders;

•

Litigation;

•

Financial Statements;

•

Undisclosed liabilities;

•

Insurance;

•

Taxes; and

•

Solvency.

The asset purchase agreement contains various representations and warranties of TeeZee relating to, among other things:

•

Enforceability;

•

Receipt of consents and approvals;

•

Litigation; and

•

Organization and similar corporate matters.

Closing Conditions

The obligation of TeeZee to close the asset sale and the other transactions contemplated by the asset purchase agreement is subject to the satisfaction or waiver of certain conditions, including:

•

Our representations and warranties under the asset purchase agreement must be true and correct in all material respects as of the closing;

•

We must have performed in all material respects all obligations and covenants required to be performed by us under the asset purchase agreement;

•

There must be no action, suit or proceeding which seeks to prevent or to render unlawful the asset sale, or seeks damages as a result of the asset sale;

•

We must not have suffered any “material adverse change” which means (i) the loss of certain customers, (ii) the occurrence of a product liability claim in excess of our product liability insurance limit, (iii) the suspension or restriction of trading of our common stock, (iv) new material out break of hostilities or act of terrorism, or changes in economic conditions affecting the United States; (v) any interruption in our operations due to an act of God, (vi) a material change in the policy limits or the policy term of our current insurance, and an increase in the insurance policy premiums such that the aggregate of all premiums is greater than $180,000; and

•

We must have named TeeZee has an additional insured under our current insurance policies.

Our obligation to close the asset sale and the other transactions contemplated by the asset purchase agreement is subject to the satisfaction or waiver of certain conditions, including:

•

the representations and warranties of TeeZee under the asset purchase agreement must be true and correct in material respects as of the closing,

•

TeeZee must have performed in all material respects its obligations and covenants required to be performed under the asset purchase agreement;

•

There must be no action, suit or proceeding which seeks to prevent or to render unlawful the asset sale, or seeks damages as a result of the asset sale;

•

All consents and approvals from third parties and governmental agencies required to consummate the asset sale must have been obtained;

•

We must have obtained a fairness opinion from an independent investment banking firm satisfactory to us to the effect that the asset sale is fair, from a financial point of view, to us and our shareholders, and

•

We must have obtained the approval of our shareholders as required by our organizational documents and applicable law.

Tax Matters

We will prepare, file and deliver to the appropriate authorities all tax returns, reports and forms with respect to our operations required to be filed and delivered, for any taxable period ending on or before the closing date. We are also responsible to show payment of all charges, losses or penalties in connection with such returns, reports or forms on or before the closing date, unless such charges can be contested in good faith by appropriate proceedings. TeeZee shall prepare, file and deliver to the appropriate authorities all tax returns, reports and forms required to be filed or delivered after the closing date.

Ad valorem, property and similar taxes and assessments (other than taxes on income, gain or receipts, or transfer taxes in respect of the acquired assets) based upon or measured by the value of the assets purchased by TeeZee shall be divided or prorated between us and TeeZee as of the closing date.

Pre-Closing Covenants

The asset purchase agreement provides that during the period from the date of the asset purchase agreement and continuing until the closing, each of the parties shall:

•

use commercially reasonable efforts to take all actions that are necessary, proper or advisable to consummate the asset sale, including but not limited to obtaining consents from third parties and governmental agencies;

•

not issue any press releases or make other public statements (including statements to employees) in relation to the asset sale except as required by applicable law or the disclosure rules and regulations of the Securities and Exchange Commission; and

•

amend the schedules to the asset purchase agreement to correct any factual inaccuracies or omissions upon approval of the parties, which approvals shall not be unreasonably withheld.

In addition, from the date of the asset purchase agreement until closing, we have agreed to:

•

conduct our business in the ordinary course;

•

refrain from soliciting or entering offers from any other person relating to the acquisition of our assets;

•

file an amendment to our articles of incorporation in order to effectuate a name change for purposes of transferring our corporate name to TeeZee and furnish all other documents necessary to effectuate such transfer of our corporate name; and

•

remove or cause to be covered all trademarks or trade names being transferred to TeeZee or any derivatives of such marks or names from letterhead, envelopes, labels, containers, signs, panels signage and other material or matter.

Post-Closing Covenants

The asset purchase agreement provides that, following the closing, each of the parties shall execute and deliver any documents and take such other action necessary, as shall be reasonably requested by the other party, to carry out the asset sale.

Following the closing, we have agreed:

•

to pay, or make adequate provision for the payment, in full all of our liabilities that were not assumed by TeeZee;

•

to not compete until the fifth anniversary of the closing anywhere within the continental United States with the business acquired by TeeZee in the asset sale;

•

 to include TeeZee as an additional named insured on our insurance policies effective as of the closing date;

•

to maintain the existing director and officer liability insurance for Mr. Tisi for a period of time that is not less than the statute of limitations for state and federal liability claims; and

•

to extend the term of Mr. Tisi’s indemnification agreement with us for a period of time that is not less than the applicable statute of limitations for state and federal liability claims.

Closing

The closing of the asset sale shall take place on or before the fifth business day after satisfaction or waiver of the closing conditions, but in any case not later than January 31, 2004 unless the parties agree to a later date in writing.

Survival of Representations and Warranties and Indemnification

All representations and warranties of the parties contained in the asset purchase agreement will survive for a period of twelve (12) months following the closing date, except for our representation and warranty that we are solvent and will not be rendered insolvent as a result of the asset sale, which shall survive until the expiration of the statute of limitations in respect thereof.

We have agreed to indemnify TeeZee and Mr. Tisi from and against any loss, liability, damage, cost or expense, including but not limited to, reasonable legal fees and expenses and any tax liabilities, of ours, which results or arises out of the inaccuracy of any representation or warranty made by us in the asset purchase agreement unless (i) such inaccuracy is corrected by us prior to closing in a supplement to any schedule hereto which is reasonably accepted by TeeZee or (ii) TeeZee or any equity holder, officer or director of TeeZee, including its permitted assigns, knew or should have known, at any time prior to the closing, of such inaccuracy.

In addition, we have agreed to indemnify TeeZee from and against all liabilities not expressly assumed by TeeZee in the asset purchase agreement. In the event that TeeZee incurs defense costs and damages arising out of, or relating to, any liabilities retained by us or arising out of, or relating to, matters for which we have agreed to indemnify TeeZee, we shall use our best efforts to seek coverage under our insurance policies on TeeZee behalf to reimburse TeeZee for such costs or damages.

TeeZee has agreed to indemnify us from and against any loss, liability, damage, cost or expense, including but not limited to, reasonable legal fees and expenses and any tax liabilities of TeeZee, which results or arises out of the inaccuracy of any representation or warranty made by TeeZee in the asset purchase agreement.

Neither party is permitted to seek or be entitled to punitive, exemplary and/or consequential damages with respect to any claim under the asset purchase agreement.

Termination

The asset purchase agreement may be terminated by either party at any time prior to closing:

•

if the other party fails or refuses to perform in any material respect any obligation or covenant to be performed by it pursuant to the asset purchase agreement prior to the closing date and the breach has not been cured within ten business days following the receipt of notice by the non-breaching party of the breach;

•

if the other party fails to satisfy its conditions precedent to closing as of January 31, 2004 or if satisfaction of such a condition is or becomes impossible and the other party has not waived such condition on or before January 31, 2004;

•

by mutual written consent of both parties; and

•

by delivery of notice of termination to the other party if the closing has not occurred on or before January 31, 2004, or such later date as the parties may agree upon in writing.

Effect of Termination

If either party terminates the asset purchase agreement because of the breach of the asset purchase agreement by the other party or because one or more of the conditions of the terminating party’s obligations under the asset purchase agreement are not satisfied as a result of the other party’s failure to comply with its obligations under the asset purchase agreement, the terminating party shall have an unimpaired right to pursue all legal remedies.

We are required to cause the $25,000 of the purchase price being held in escrow to be returned to TeeZee if the asset purchase agreement is terminated for any reason other than the breach by TeeZee of any of the terms and conditions thereof.

Fees and Expenses

Each of the parties have agreed to pay their own legal, accounting, and other similar expenses incident to the asset sale and to any action taken by such party in preparation for carrying the asset into effect. Any income, sales, transfer, use or excise taxes payable in connection with these transactions shall be paid by the party responsible therefor under applicable local law. We will pay all costs incurred (including professional fees) in connection with the recording of trademark assignments with the U.S. Patent and Trademark Office, including the issuance of new certifications of each trademark and all documentary or other taxes due in connection with TeeZee’s issuance and delivery of the promissory note for $36,000 as part of the purchase price.

PROPOSAL 3: TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

In accordance with the Asset Sale, our board of directors has proposed an amendment to our articles of incorporation to change our name from “Health & Nutrition Systems International, Inc.” to “Ashlin Enterprises, Inc.“

Approval of this proposed amendment is required under the Florida Business Corporation Act. This proposed amendment to our articles of incorporation is attached as Appendix D to this proxy statement.

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote, either in person or by proxy, at the annual meeting is required to approve this proposed amendment. The effectiveness of this proposed amendment is conditioned upon shareholder approval of the Asset Sale as well as consummation of the Asset Sale.

Our board of directors recommends shareholders vote “FOR” this proposed amendment.

REPORT TO SHAREHOLDERS

A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2002, AND ANY AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO US AT 3750 INVESTMENT LANE, SUITE #5, WEST PALM BEACH, FLORIDA, ATTENTION: JAMES A. BROWN, CHAIRMAN OF THE BOARD.

SHAREHOLDER PROPOSALS

A shareholder proposal submitted for inclusion in the proxy statement and form of proxy for our annual meeting of shareholders to be held in 2004 must be received by us before [February 16, 2004]. Notice of a shareholder’s proposal submitted for consideration at the annual meeting of shareholders, which is not submitted for inclusion in our proxy statement, will be considered untimely on [May 1, 2004], and the persons named in the proxies solicited for the 2004 annual meeting of shareholders may exercise discretionary voting power with respect to any such proposal.  Proposals or notices should be sent to our executive offices at 3750 Investment Lane, Suite 5, West Palm Beach, Florida 33407, Attention: Corporate Secretary.

OTHER BUSINESS

We are not aware of any other business that may be presented at the meeting. If any matter not described herein should be presented for shareholder action at the meeting, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

SUBSEQUENT QUARTERLY REPORTS

In addition to a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, copies of our Quarterly Reports for the quarterly periods ended March 31, June 30 and September 30, 2003, respectively, accompany this Proxy Statement.

By Order of the Board of Directors

Christopher Tisi

President and Chief Executive Officer

Appendix A

_______________________________

ASSET PURCHASE AGREEMENT

_______________________________

By and Between

Health & Nutrition Systems International, Inc., a Florida corporation,

and

TeeZee, Inc., a Florida corporation

November 26, 2003

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT is dated this 26th day of November, 2003 by and between Health & Nutrition Systems International, Inc., a Florida corporation (“Seller”) and TeeZee, Inc., a Florida corporation (“Purchaser”).

RECITALS

WHEREAS, Seller is engaged in developing, marketing and selling dietary supplements;

WHEREAS, Christopher Tisi (“Tisi”), an officer and the sole shareholder of Purchaser, is also the Chief Executive Officer and a member of the Board of Directors of Seller and accordingly has intimate knowledge of Seller’s operations;

WHEREAS, Purchaser desires to purchase substantially all of Seller’s assets and assume certain of its liabilities;

WHEREAS, Seller has determined that it is advisable and in the best interests of Seller and its shareholders that Purchaser purchase such assets and assume certain of its liabilities all upon the terms and subject to the conditions set forth herein; and

WHEREAS, Purchaser and Seller desire to make certain representations, warranties, covenants and agreements in connection with, and establish various conditions precedent to the consummation of the transactions contemplated under this Agreement.

NOW, THEREFORE, in consideration of the recitals herein before stated and the mutual representations, warranties, covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller do hereby represent, warrant, covenant and agree as follows:

AGREEMENT

SECTION 1.  DEFINITIONS

1.1.

Defined Terms. In addition to terms defined elsewhere in this Agreement, the following terms when utilized in this Agreement, unless the context otherwise requires, shall have the meanings indicated, which meanings shall be equally applicable to both the singular and plural forms of such terms:

 “Accounting Standards” means the accounting policies and procedures of Seller as described in Seller’s 2002 Annual Report on Form 10-K, which policies and procedures comply with GAAP.

 “Acquired Assets” is defined in Section 2.1 of this Agreement

 “Affiliate” with respect to any Person means any Person which, directly or indirectly, through one or more intermediaries, controls the subject Person or any Person which is controlled by or is under common control with a Controlling Person. For purposes of this definition, “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”), with respect to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Asset Purchase Agreement together with all exhibits and schedules contemplated hereby.

 “Assumed Obligations” is defined in Section 2.1(c) of this Agreement

  “Closing” is defined in Section 4.1 of this Agreement.

 “Closing Date” is defined in Section 4.1 of this Agreement.

 “Conveyance Documents” is defined in Section 2.1(b) of this Agreement.

 “Drop Dead Date” means January 31, 2003 or such later date as the parties may agree upon in writing.

  “Excluded Assets” is defined in Section 2.1 of this Agreement.

 “Excluded Obligations” is defined in Section 2.1 of this Agreement.

 “Governmental Authorization” means any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign) pursuant to any federal, state or local law or ordinance.

 “Intellectual Property Assets” is defined in Section 5.10 of this Agreement.

 “Lien” means any lien, charge, claim, restriction, encumbrance, security interest or pledge of any kind whatsoever.

 “Losses” is defined in Section 12.2 of this Agreement.

 “Material Adverse Change” means (i) the loss of either Wal-Mart or GNC as a customer; (ii) the occurrence of a product liability claim in excess of Seller’s product liability insurance limit; (iii) the occurrence of any of the following (A) any general suspension of trading in securities on the New York Stock Exchange, Inc. (the  “NYSE “) or there shall have been established by the NYSE or by the Securities and Exchange Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any general restrictions on the distribution of securities, or trading in any securities of Seller shall have been suspended or limited by any exchange located in the United States or on the over-the-counter market located in the United States or a general banking moratorium declared by New York or federal authorities; (B) any new material outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date of this Agreement, any other national or international calamity or crisis, including an act of terrorism, or any material adverse change in financial, political or economic conditions affecting the United States; (C) any material interruption in the Seller’s operations due to an act of God; (iv) a material change in the policy limits, or policy terms, of any of Seller’s current insurance (including but not limited to products liability, worker’s compensation, property and crime, umbrella and D&O); or (v) an increase in the policy premiums on Seller’s current insurance policies such that the aggregate of all premiums is greater than $180,000.

 “Material Adverse Effect” means (i) a material adverse effect on the business, assets, and properties, results of operations or financial condition of Seller taken as a whole or (ii) a material adverse effect on Seller’s ability to enter into or perform their obligations under this Agreement.

  “Permitted Liens” means (i) Liens for taxes not yet due and payable, (ii) easements, covenants, conditions and restrictions of record, (iii) easements, covenants, conditions and restrictions not of record as to which no material violation or encroachment exists or, if such violation or encroachment exists, as to which the cure of such violation or encroachment would not materially interfere with the conduct of Seller’s operations, (iv) any zoning or other governmentally established restrictions or encumbrances, (v) workers or unemployment compensation Liens arising in the ordinary course of business securing amounts which are not delinquent, (vi) mechanic's, material man’s, supplier's, vendor's, landlord’s or similar Liens arising in the ordinary course of business securing amounts which are not delinquent, (vii) railroad trackage agreements, utility, slope and drainage easements, right-of-way easements and leases regarding signs which are not material to Seller’s operations, and (viii) other immaterial imperfections of title, easements, covenants, conditions, restrictions or encumbrances.

 “Person” means any natural person, corporation, limited liability company, unincorporated organization, partnership, association, joint-stock company, joint venture, trust or government, or any agency or political subdivision of any government.

 “Promissory Note” is defined in Section 3.1(c) of this Agreement

 “Purchase Price” is defined in Section 3.1 of this Agreement.

 “Purchaser” is defined in the preamble of this Agreement.

 “Purchaser’s Knowledge” means the actual knowledge, after reasonable inquiry, of Tisi.

 “Seller” is defined in the preamble of this Agreement.

 “Seller’s Knowledge” means the actual knowledge, after reasonable inquiry, of one or more of the current members of the Board of Directors of Seller, other than Tisi.

 “Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith) including federal, state, city, county, foreign or other, franchise, capital stock, real property, personal property, tangible, withholding, FICA, unemployment compensation, disability, transfer, sales, use, excise, gross receipts and all other taxes of any kind for which any Seller may have any liability imposed by the United States or any state, county, city, country or foreign government or subdivision or agency thereof, whether disputed or not.

 “Tisi” is defined in the preamble of this Agreement.

1.2.

 “Used” shall mean, with respect to the properties, contracts, permits or licenses of Seller, those owned, leased, licensed or otherwise held by Seller which were acquired for use or held for use by Seller in connection with Seller’s operations, whether or not reflected on Seller’s books of account.

1.3.

Other Definitional Provisions. Unless otherwise defined herein, all terms defined in this Agreement shall have the defined meanings when used in any certificate, schedule, report or other document made or delivered pursuant hereto.

SECTION 2.  SALE AND PURCHASE OF ASSETS

2.1.

Sale and Purchase of Assets.

(a)

On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 4.1 hereof, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept delivery of, all assets and properties owned or Used by Seller in its operations, except for (i) cash and cash equivalents, the Purchase Price, the Promissory Note and other rights of Seller under this Agreement, (ii) Seller’s corporate minute book and stock records, and (iii) those assets specifically listed on Schedule 2.1(a) (such specifically listed assets in clauses (i), (ii) and

(iii) being referred to as the  “Excluded Assets”), including without limiting the generality of the foregoing:

(i)

all accounts receivable;

(ii)

all raw materials, works-in-process, inventories and other materials of Seller wherever located and including all inventory in transit or on order and not yet delivered, and all rights with respect to the processing and completion of any orders of Seller, including the right to collect and receive charges for such orders;

(iii)

all supplies, equipment, vehicles, machinery, furniture, fixtures, leasehold improvements, computer equipment and peripherals, and other tangible property Used by Seller in connection with its operations, and Seller’s interest as lessee in any leases with respect to any of the foregoing;

(iv)

all of Seller’s right, title and interest in and to its Contracts, including the Contracts listed or required to be listed on Schedule 5.6 hereto;

(v)

all proprietary knowledge, Trade Secrets, Confidential Information, computer software and licenses, formulae, designs and drawings, quality control data, processes (whether secret or not), methods, inventions and other similar know-how or rights Used in the conduct of Seller’s operations, including, but not limited to, the areas of manufacturing, marketing, advertising and personnel training and recruitment, together with all other Intangible Rights used in connection with Seller’s operations, including all files, data, back-up tapes, manuals, documentation and source and object codes related thereto;

(vi)

all utility, security and other deposits and prepaid expenses;

(vii)

Seller’s operations as a going concern and its franchises, Governmental Authorizations (to the extent such Governmental Authorizations are transferable) and third parties, licenses, telephone numbers, telecopy numbers, email addresses, URL, internet web sites, internet domain names, customer lists, vendor lists, referral lists and contracts, advertising materials and data, restrictive covenants, choses in action and similar obligations owing to Seller from its present and former shareholders, officers, employees, agents and others, together with all books, operating data and records (including financial, accounting and credit records), files, papers, records and other data of Seller;

(viii)

all rights of Seller in and to, Seller’s name, all assumed fictional business names, and all Intellectual Property Assets;

(ix)

all rights to real property Used by Seller;

(x)

all claims of Seller against third parties relating to the Acquired Assets or Seller’s operations, whether choate or inchoate, known or unknown, contingent or noncontingent; and

(xi)

all other property and rights of every kind or nature Used by Seller in its operations.

It is specifically understood and agreed by the parties hereto that Purchaser is acquiring, and Seller is selling, all of the tangible and intangible assets attributable to or Used by Seller in its operations, except the Excluded Assets. The aforesaid assets and properties to be transferred to Purchaser hereunder are hereinafter collectively referred to as the “Acquired Assets.” Notwithstanding anything to the contrary contained herein, the transfer of the Acquired Assets pursuant to this Agreement shall not include the assumption of any liability relating to the Acquired Assets unless Purchaser expressly assumes that liability pursuant to Section 2.1(c) of this Agreement.

(b)

Method of Conveyance. The sale, transfer, conveyance, assignment and delivery by Seller of the Acquired Assets to Purchaser in accordance with Section 2.1 hereof shall be effected on the Closing Date by Seller’s execution and delivery to Purchaser of one or more bills of sale, assignments and other conveyance instruments with respect to Seller’s transfer of the Acquired Assets in form and scope reasonably satisfactory to Purchaser (collectively the “Conveyance Documents”). At the Closing, all of Seller’s right, title or interest in and to all of the Acquired Assets shall be transferred, conveyed, assigned and delivered by Seller to Purchaser pursuant to the Conveyance Documents.

(c)

Assumed Obligations. At the Closing, Purchaser shall assume, and agree to satisfy and discharge as the same shall become due, (i) all trade accounts payable and accrued expenses that have been incurred in the ordinary course of Seller’s business (excluding, for purposes of clarification and not limitation, any and all professional fees, costs and other expenses incurred by the Seller in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby after October 31, 2003, all of which shall be governed by Section 14.4 hereof), (ii) Seller’s liabilities and other obligations arising subsequent to the Closing under all contracts entered into by Seller in the ordinary course of its business (including open purchase orders) after the date hereof, and (iii) the obligations listed on Schedule 2.1(c) hereto (collectively the “Assumed Obligations”).

Except as expressly set forth in this paragraph (c), Purchaser shall not assume or be responsible at any time for any liability, obligation, debt or commitment of Seller, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise, including but not limited to any liabilities, obligations, debts or commitments of Seller incident to, arising out of or incurred with respect to, this Agreement and the transactions contemplated hereby (except to the extent contemplated by Section 14.5 hereof). Without limiting the generality of the foregoing, Seller expressly acknowledges and agrees that Seller shall retain, and that Purchaser shall not assume or otherwise be obligated to pay, perform, defend or discharge, (a) any liability of Seller for Taxes, whether measured by income or otherwise, (b) any product liability pertaining to products sold by Seller prior to the Closing Date, (c) any liability or obligation of Seller relating to any default taking place before the Closing Date under any of the Assumed Obligations to the extent such default created or increased the liability or obligation, (d) any obligation of Seller to its shareholders, any Affiliate of Seller or its shareholders, or any Person claiming to have a right to acquire any capital stock or other securities of Seller, or (e) the Distribution Agreement by and between KMS and Seller effective as of September 26, 2002, together with any and all liabilities or obligations (including professional fees) arising out of or relating thereto or to any prior or subsequent agreements between the parties. All obligations which are not Assumed Obligations, including but not limited to the foregoing, are hereinafter referred to as the  “Excluded Obligations. “

SECTION 3.  PURCHASE PRICE

3.1.

Purchase Price. As payment in full for the Acquired Assets being acquired by Purchaser hereunder, Purchaser shall pay to Seller, in the manner set forth in this Section 3.1, the sum of (i) Four Hundred and Eleven Thousand Dollars ($411,000), (the “Purchase Price”). Purchaser shall make payment of the Purchase Price as follows:

(a)

On the date of execution of this Agreement, Purchaser shall deliver to Greenberg Traurig P.A., as escrow agent (the “Escrow Agent”), the sum of Twenty Five Thousand Dollars ($25,000), in next day funds (the “Escrow Amount”). The Escrow Amount shall be held by the Escrow Agent pursuant to the terms and conditions of an Escrow Agreement containing terms reasonably satisfactory to Seller and Purchaser (the “Escrow Agreement”);

(b)

On the Closing Date, Purchaser shall deliver to Seller, by official bank check or wire transfer (to an account specified by Seller in writing at least three business days prior to Closing), in next day funds, the sum of Three Hundred and Fifty Thousand Dollars ($350,000); and

(c)

On the Closing Date, Purchaser shall deliver to Seller a promissory note for Thirty-Six Thousand Dollars ($36,000) (the “Promissory Note”); and

The Purchase Price shall be allocated, apportioned and adjusted among the Acquired Assets as set forth on Schedule 3.1 and the parties agree to abide by such allocations for all tax reporting purposes.

SECTION 4.  CLOSING

4.1.

Closing. Subject to the conditions stated in Section 7 and Section 8 of this Agreement, the closing of the transactions contemplated herein (the “Closing”) shall be held no later than the fifth (5th) business day after all of the conditions set forth in Section 7 and 8 have been satisfied, at the offices of Greenberg Traurig P.A. at 777 South Flagler Drive, Suite 300E, West Palm Beach, Florida 33401, unless the parties agree to another time, date or place. Notwithstanding the foregoing, unless this Agreement has been previously terminated pursuant to the provisions of Section 13.1, the Closing may be delayed up to the tenth business day after all of the conditions set forth in Section 7 and Section 8 have been satisfied. The term “Closing Date” shall mean the date on which the Closing occurs. The Closing shall be deemed effective as of 11:59 p.m. West Palm Beach time on the Closing Date. Except as otherwise provided herein, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

4.2.

Deliveries at Closing by Seller. On the Closing Date, Seller shall deliver (or cause delivery) to Purchaser all of the following:

(a)

the Conveyance Documents;

(b)

Seller’s Officer’s Certificate;

(c)

a certified copy of the resolutions adopted by Seller’s Special Committee of the Board of Directors authorizing (i) the appointment of James Brown as Interim Chief Executive Officer, (ii) the execution, delivery and performance of this Agreement and (iii) the consummation of all of the transactions contemplated by this Agreement;

(d)

a certificate of good standing of Seller from the Florida Secretary of State;

(e)

an incumbency certificate of Seller;

(f)

the books and records of the Business, other than those which constitute Excluded Assets pursuant to the terms of this Agreement;

(g)

the Opinion of Seller’s Counsel in accordance with Section 7.7. hereof;

(h)

an affidavit of Seller stating that, effective as of the Closing Date, Seller will no longer use the name “Health & Nutrition Systems International, Inc.” for any purpose and that, effective as of the Closing Date, Seller relinquishes the exclusive use of that name to Purchaser for Purchaser’s sole use and benefit; and

(i)

such other documents as Purchaser or its counsel may reasonably request.

4.3

Deliveries at Closing by Purchaser. On the Closing Date, Purchaser shall deliver (or cause delivery) to Seller all of the following:

(a)

the Purchase Price;

(b)

Purchaser’s Officer’s Certificate;

(c)

a certified copy of the resolutions adopted by Purchaser’s Board of Directors and sole shareholder authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement;

(d)

a certificate of good standing of Purchaser from the Florida Secretary of State; and

(e)

such other documents as Seller or its counsel may reasonably request.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF SELLER

Except as otherwise disclosed to Purchaser in the schedules to this Agreement, Seller hereby represents and warrants the following to Purchaser:

5.1.

Organization, Power and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Seller has the power and authority to own, lease, and operate its properties and assets and to carry on its business and Seller has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

5.2.

Corporate Action. All corporate action necessary on the part of Seller to authorize the execution and delivery to Purchaser of this Agreement and the performance or satisfaction of the obligations of Seller in connection with the transactions contemplated by this Agreement has been or will have been duly taken prior to the Closing. This Agreement constitutes the valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except as such enforcement may be affected by bankruptcy, moratorium or other laws relating to creditor’s rights generally or general principles of equity.

5.3.

Consents; No Breach. Except as set forth on Schedule 5.3, no material consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of Seller is required in connection with the valid execution and delivery of this Agreement (collectively, the “Required Consents”). Except as set forth on Schedule 5.3, the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not: (i) violate any provision of its Articles of Incorporation, Bylaws or any amendment thereto of Seller; (ii) violate in any material manner any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Seller; or (iii) violate any statute, law or regulation of any jurisdiction, applicable to the transactions contemplated herein including without limitation, the Florida Business Corporation Act and all applicable federal and state securities laws.

5.4.

No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon Seller for any commission, fee or other compensation as a finder or broker as a result of the consummation of this Agreement.

5.5.

Litigation. Except as disclosed on Schedule 5.5 there is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Seller which could have a Material Adverse Effect. Except as disclosed on Schedule 5.5, there is no action, suit, or claim or legal, administrative or arbitration proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to Seller’s Knowledge threatened against or involving Seller which could have a Material Adverse Effect.

5.6.

Material Contracts. Schedule 5.6 sets forth all material contracts of Seller (including without limitation any contracts for employment of the Employees (as defined in Section 5.9 below)) (the “Material Contracts”). The Material Contracts are valid, binding, enforceable and existing agreements, in full force and effect against Seller, except as such enforcement may be affected by bankruptcy, moratorium or other law affecting creditor’s rights generally or general principles of equity. To Seller’s Knowledge, Seller is not in default in any material respect under any of the Material Contracts (nor to Seller’s Knowledge, has it received notice of the default of any other party to any Material Contracts), and to Seller’s Knowledge, no condition exists which with notice or lapse of time or both would constitute default thereunder.

5.7.

Financial Statements. Attached to this Agreement as Schedule 5.7 are the unaudited consolidated balance sheet of Seller as of September 30, 2003 (the “Balance Sheet”) and statements of earnings of Seller for the nine month period ended September 30, 2003 (collectively, the “Financial Statements”). To Seller’s Knowledge, the Financial Statements (i) present fairly in all material respects the financial condition of Seller and its results of operations for such period in accordance with the Accounting Standards, and (ii) have been prepared in accordance with the Accounting Standards (other than the absence of notes to the Financial Statements) for the periods covered by such statements.

5.8.

Undisclosed Liabilities. Except as and to the extent reflected in the Financial Statements, to Seller’s Knowledge, there are no material liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent or otherwise, other than those incurred in the ordinary course of Seller’s business since September 30, 2003 which, (i) under the Accounting Standards, are required to be disclosed in the Financial Statements, and (ii) would have a Material Adverse Effect on Seller’s operations.

5.9.

Taxes. All federal, state and other tax returns relating to Seller or its operations required by law to be filed have been duly filed, and except as set forth on Schedule 5.9, all such tax returns were correct and complete in all material respects. Except as set forth on Schedule 5.9, all such federal, state and other taxes, assessments, fees and other federal governmental charges shown to be due and payable on such returns have been paid, except such taxes which are being contested in good faith or for which the dates for payment have been extended, which contests and extensions are identified on Schedule 5.9 hereto.

5.10.

Intellectual Property Assets. Set forth on Schedule 5.10 is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights in both published works and unpublished works (whether or not registered and, if applicable, including pending applications for registration), and all rights in mask works owned, Used, licensed or controlled by Seller and all going concern value and goodwill associated therewith. To Seller’s Knowledge, Seller has the right to Use and shall as of the Closing Date own or have the right to Use any and all information (whether confidential, proprietary or technical), know-how, trade secrets, patents, copyrights, trademarks, tradenames, slogans software, formulae, methods, processes and other intangible properties that are necessary or customarily Used by Seller for the ownership, management or operation of its Properties (collectively, the “Intellectual Property Assets”) including, but not limited to, the Intellectual Property Assets listed on Schedule 5.10.

5.11.

Insurance.

(a)

Insurance Policies. Schedule 5.11(a) hereto is a complete and correct list of all insurance policies (including, without limitation, fire, liability, product liability, workers’ compensation and vehicular) presently in effect that relate to Seller, its properties or operations (collectively, the “Insurance Policies”), including the amounts of such insurance and annual premiums with respect thereto, all of which have been in full force and effect from and after the date(s) set forth on Schedule 5.11(a). To Seller’s Knowledge, none of the insurance carriers has indicated to Seller an intention to cancel any such Insurance Policy or to materially increase any insurance premiums, or that any insurance required to be listed on Schedule 5.11(a) will not be available in the future on substantially the same terms as currently in effect.

(b)

Insurance Claims. Except as set forth in Schedule 5.11(b), Seller has no claim pending or anticipated against any of its insurance carriers under any of such policies and, to Seller’s Knowledge, there has been no actual or alleged occurrence of any kind which could reasonably be expected to give rise to any such claim.

5.12.

Title to Property. At the Closing, to Seller’s Knowledge, Purchaser will have good title to all of the Acquired Assets, free and clear of all Liens, subject only to (i) the Permitted Liens and (ii) those Liens set forth on Schedule 5.12, which Liens are the sole Liens being assumed or taken subject to by Purchaser pursuant to the terms of this Agreement.

5.13.

Investment Intent. Seller is acquiring the Promissory Note for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act. Seller confirms that Purchaser has made available to Seller and its representatives the opportunity to ask questions of the officers and management employees of Purchaser and to acquire such additional information about the business and financial condition of Purchaser as Seller has requested, and all such information has been received.

5.14

Solvency. Seller is not now insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this section,  “insolvent “ means that the sum of the debts and other probable liabilities of Seller exceeds the present fair saleable value of Seller's assets. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (i) Seller will be able to pay its liabilities as they become due in the usual course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

5.15

No Additional Representations. Seller makes no representations or warranties, express or implied, of any nature whatsoever, with respect to the Business or the Acquired Assets except for the representations and warranties in this Section 5.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller the following:

6.1.

Binding Obligation. This Agreement constitutes the valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except as such enforcement may be affected by bankruptcy, moratorium and other laws relating to creditor’s rights generally or general principles of equity.

6.2.

Consents; No Breach. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of Purchaser is required in connection with the valid execution and delivery of this Agreement. Purchaser shall have on or before the Closing all necessary or appropriate licenses, permits or others approvals from all applicable Governmental Authorities which allow Purchaser to acquire the Acquired Assets and to assume the Assumed Obligations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which Purchaser is a party; (ii) violate in any material manner any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Purchaser; or (iii) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

6.3.

Litigation. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Purchaser. There is no action, suit or claim or legal, administrative or arbitration proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to Purchaser’s Knowledge, threatened, against or involving Purchaser.

6.4.

No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon Purchaser for any commission, fee or other compensation as a finder or broker as a result of the consummation of this Agreement.

6.5.

Organization, Power and Qualifications. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of its state of formation. Purchaser has full power to enter into this Agreement and to consummate the transactions contemplated hereby.

6.6.

Capitalization. As of the date hereof, (i) the authorized capital stock of Purchaser consists of 100,000 shares of common stock, 900,000 of which are issued and outstanding. All of the issued and outstanding shares of common stock are owned by Tisi. There are no outstanding (a) securities convertible into or exchangeable for such capital stock and membership interest; (b) options, warrants, or other rights to purchase or subscribe to such capital stock or securities convertible or exchangeable for such capital stock and membership interest; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of such capital stock and membership interest.

6.7.

Corporate Action. All action necessary on the part of Purchaser to execute and deliver to Seller this Agreement and the performance or satisfaction of the obligations of Purchaser in connection with the transactions contemplated by this Agreement has been or will have been duly taken prior to the Closing. This Agreement constitutes the valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except as such enforcement may be affected by bankruptcy, moratorium and other laws relating to creditor’s rights generally or general principles of equity.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASER TO CLOSE

The obligation of Purchaser to consummate this Agreement and the transactions contemplated hereby is subject to the satisfaction at or before the Closing of each and every one of the following conditions, any of which Purchaser may, in its sole discretion, waive.

7.1.

Representations and Warranties True. Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing. Purchaser shall have received a certificate from the Seller to such effect (the “Seller’s Officer’s Certificate”).

7.2.

Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date.

7.3.

No Obstructive Proceedings. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or Governmental Authority shall be existing against Purchaser or an Affiliate of Purchaser which seeks to or would render it unlawful as of the Closing to effect the sale of the Acquired Assets in accordance with the terms hereof, and no such action shall seek damages against Purchaser or an Affiliate of Purchaser in a material amount by reason of the transactions contemplated hereby.

7.4.

No Adverse Change. Between the date hereof and the Closing Date, there shall have not been any Material Adverse Change.

7.5.

Insurance Matters. Seller shall have complied with the covenants set forth in Section 11.6.

7.6.

Required Consents. Seller shall have obtained the Required Consents.

7.7

Opinion of Seller’s Counsel. Purchaser shall have received the opinion of Greenberg Traurig P.A., counsel to Seller (“Company Counsel”), dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser. In rendering such opinion, Company Counsel may rely as to factual matters on certificates of the comptroller and/or directors of Seller.

SECTION 8. CONDITIONS PRECEDENT TO OBLIGATION OF SELLER TO CLOSE

The obligation of Seller to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Closing of each and every one of the following conditions, any of which Seller may, in its sole discretion, waive.

8.1.

Representations and Warranties True. Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing and Seller shall have received a certificate of the Chief Executive Officer of Purchaser to that effect (“Purchaser’s Certificate”).

8.2.

Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations and covenants required to be performed by Purchaser under this Agreement prior to or as of the Closing Date.

8.3.

No Obstructive Proceeding. No action or proceeding shall have been instituted or threatened against and no order, decree or judgment of any court, agency, commission or Governmental Authority shall be existing against Seller or its business which seeks to or would render it unlawful as of the Closing to effect the sale of the Acquired Assets in accordance with the terms hereof, and no such action whether instituted or threatened shall seek damages against Seller or the Business in a material amount by reason of the transactions contemplated hereby.

8.4.

Permits, Approvals and Consents. Any and all permits, releases, approvals and consents from any Person required for the consummation of the Closing set forth on Schedule 5.3.

8.5.

Board Approval. The Board of Directors of Seller and the special committee thereof formed on August 13, 2003 (the “Special Committee”) in their sole and absolute discretion shall be satisfied with the terms and conditions of this Agreement.

8.6.

Independent Valuation. Seller shall have obtained a fairness opinion from an independent investment banking firm, appraisal firm or accounting firm (the “Valuation Firm”), satisfactory to the Special Committee, to the effect that the transactions contemplated by this Agreement are fair, from a financial point of view, to Seller and its stockholders.

8.7

Shareholder Approval. Seller shall have obtained the approval of its shareholders in accordance with and as required by its organizational documents and applicable law.

SECTION 9.  TAX MATTERS

9.1.

Filing of Returns. Seller shall properly and timely prepare, file and deliver to the appropriate authorities or other persons all tax returns, reports and forms with respect to Seller’s operations required to be filed and delivered, for any taxable period ending on or before the Closing Date, and shall ensure that all Charges (as hereinafter defined) and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for the nonpayment thereof, unless any such amounts are being contested in good faith by appropriate proceedings, or any such fine, penalty, interest, late charge or loss has been paid. For purposes of this Agreement, “Charges” shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments and charges, liens, claims or encumbrances upon or relating to Seller’s employees, payroll, income, or gross receipts, Seller’s ownership or use of any of its assets, or any other aspect of Seller’s business, in each case including any and all interest and penalties. For any period not ending prior to or on the Closing Date, Purchaser shall timely prepare and file with or deliver to the appropriate authorities or other persons all tax returns, reports and forms required to be filed or delivered.

9.2.

Ad Valorem and Similar Taxes. Ad valorem, property and similar taxes and assessments (other than taxes on income, gain or receipts, or transfer taxes in respect of the Acquired Assets) based upon or measured by the value of the Acquired Assets shall be divided or prorated between Purchaser and Seller as of the Closing Date based on the amount of such taxes paid for the previous year, unless a new tax statement is received prior to the Closing Date, in which event the tax apportionment made as of the Closing Date shall be adjusted in accordance with such new tax statement or as otherwise mutually agreed. In this regard, Seller shall assume responsibility for such taxes attributable to the period of time prior to the Closing Date and Purchaser shall assume responsibility for the periods of time thereafter. A period not ending on the Closing Date shall be referred to as a “Straddle Period.” Real, personal and intangible personal property Taxes allocable to Seller shall be equal to the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is a number of days in a Straddle Period prior to and including the Closing Date and the denominator of which is the number of days in the Straddle Period. All other Taxes for the portion of the Straddle Period ending on the Closing Date shall be computed as if such taxable period ended as of the close of business on the Closing Date. Not later than 30 days after the Closing Date, Purchaser and Seller shall determine and shall pay all amounts required to be paid pursuant to such allocation.

9.3.

Audits. In the event of an audit by a taxing authority involving Seller, the consent of Purchaser shall not be required unless Taxes are being assessed against Purchaser and Seller has not provided funds to pay any such Taxes.

SECTION 10.  PRE-CLOSING COVENANTS

10.1.

Efforts to Consummate Subject to the terms and conditions of this Agreement, each party hereto shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable law in order to consummate the transactions contemplated hereby, including, without limitation, (i) obtaining all Governmental Authorizations and other permits, authorizations, consents and approvals of any other Person which are required for or in connection with the consummation of the transactions contemplated hereby and by the other documents contemplated hereby, (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to such party's obligations hereunder, and (iii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing. With regard to all dates and time period set forth or referred to in this Agreement, time is of the essence.

10.2.

Publicity. Except as otherwise required by applicable law or the disclosure rules and regulations of the Securities and Exchange Commission, neither Purchaser nor Seller shall issue any press release or make any other public statement (including statements to Employees) relating to this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto of the contents and manner of presentation and publication thereof.

10.3.

Conduct of Business. During the period from the date hereof to the Closing Date, Seller will conduct its operations in the usual and ordinary course of business and in substantially the same manner as previously conducted, including without limitation that Seller will (i) to the extent of funds available in the ordinary course of business, pay all accounts payable which are due; and (ii) collect all accounts receivable in the ordinary course of business consistent with past practices and shall not factor or finance any such receivables.

10.4.

Revision of Schedules. During the period from the date hereof to the Closing Date, the parties shall be able to amend the schedules to this Agreement to correct any factual inaccuracies or omissions including but not limited to assumed obligations, obligations and material contracts contained in such schedules at any time between the date hereof and the Closing Date, provided, however, any contemplated change must be approved by all parties to this Agreement, which approvals shall not be unreasonably withheld.

10.5.

Solicitation of Transactions. From the date of this Agreement until the occurrence of the Closing, Seller will not directly or indirectly through the Valuation Firm or otherwise solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Seller, its assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory in the ordinary course of business).

10.6.

Name Change.

(a)

Seller hereby represents, warrants and covenants to Purchaser that the corporate name of Seller is as set forth on the signature page hereof and further agrees and acknowledges that such name is included with the Acquired Assets and that the exclusive right to use such name will be transferred to Purchaser on the Closing Date. Seller shall, prior to the Closing Date, (i) file an appropriate amendment to Seller’s Articles of Incorporation and take all other actions necessary to change its name to a name which is in no way similar to the corporate name set forth on the signature page hereof, in

Purchaser’s judgment; (ii) shall furnish any written consents and assignments as Purchaser shall hereafter reasonably request in connection with such name change. Seller further agrees to take all actions, after the Closing, which are requested by Purchaser to enable Purchaser to immediately change its name to Seller’s present name.

(b)

In connection with the same, Seller shall remove or cover, or shall have caused to be removed or covered, no later than 30 days after the Closing Date, the trademarks and/or trade names transferred pursuant to this Agreement, or any derivative of such names or marks, from letterhead, envelopes, labels, containers, signs, panels, signage and other material or matter (regardless of medium).

SECTION 11. POST-CLOSING COVENANTS

11.1.

Further Assurances. Following the Closing, Seller and Purchaser shall execute and deliver such documents, and take such other action, as shall be reasonably requested by the other party hereto to carry out the transactions contemplated by this Agreement.

11.2.

Access to Records. For a period of three years after the Closing Date, Seller shall have the right, at its expense, and during normal business hours upon prior written notification, to inspect and copy any of the records relating to the operation of Seller’s business delivered to Purchaser in connection with this transaction, for the purposes of (a) preparing and/or defending tax returns for the period prior to the Closing Date, (b) obtaining information relating to claims arising from the operation of the Business prior to the Closing Date or (c) any other commercially reasonable purpose. During such seven year period, Purchaser shall not destroy or discard such records. After such seven year period, Purchaser may destroy or discard such records, but must provide Seller with at least 90 days’ prior written notice of its intentions and shall give Seller the right, at its expense, to remove from Purchaser’s premises any such records within such 90 day period.

11.3.

Payment of Retained Liabilities. In addition to the payment of Taxes pursuant to Section 10, Seller shall pay, or make adequate provision for the payment, in full of all of the liabilities of Seller not assumed by Purchaser hereunder. If any such liabilities are not so paid or provided for, or if Purchaser reasonably determines that failure to make any payments will impair Purchaser’s use or enjoyment of the Acquired Assets, Purchaser may, at any time after the Closing Date, elect to make all such payments directly (but shall have no obligation to do so) and set off and deduct the full amount of all such payments from the first maturing installments of the unpaid principal balance of the Promissory Note. Purchaser shall receive full credit under the Promissory Note and this Agreement for all payments so made.

11.4.

Non-Competition. Seller hereby agrees that it shall, for a period from the Closing Date until the fifth anniversary thereof, (the “Covenant Period”), refrain from, anywhere within the continental United States (the “Restricted Location”), directly or indirectly, owning, managing, operating, controlling or financing, any business that is engaged in the business of the research, development, manufacturing, marketing or sale of dietary or nutritional supplements, drinks, bars, or other similar products whether web-based or otherwise; provided, however, that the foregoing shall not apply to the ownership of not more than five percent of the outstanding capital stock of any company listed by a national securities exchange or an over-the-counter stock listed by the National Association of Securities Dealers.

11.5.

Confidentiality.

(a)

Definition of Confidential Information. As used in this Section 11.5, the term “Confidential Information “ includes any and all of the following information of Seller or Purchaser that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Purchaser on the one hand or Seller on the other hand) or its Representatives (collectively, a “Disclosing Party”) to the other party or its Representatives (collectively, a “Receiving Party”):

(i)

all information that is a trade secret under applicable trade secret or other law;

(ii)

all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

(iii)

all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; provided, however, all such information relating to Seller’s operations after the Closing Date (whether such information was prepared before or after the Closing Date) shall be excluded form the definition of “Confidential Information”; and

(iv)

all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Section 11.5, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Section 11.5 to the extent included within the definition. In the case of trade secrets, each of Purchaser and Seller hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

(b)

Restricted Use of Confidential Information. Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller (“Seller Contact”) or an authorized representative of Purchaser with respect to Confidential Information of Purchaser (“Purchaser Contact”). Each of Purchaser and Seller shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the transactions contemplated hereby and are informed by Purchaser or Seller, as the case may be, of the obligations of this Section 11.5 with respect to such information. Each of Purchaser and Seller shall (iv) enforce the terms of this Section 11.5 as to its respective Representatives; (v) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this Section 11.5; and (vi) be responsible and liable for any breach of the provisions of this Section 11.5 by it or its Representatives.

(c)

Unless and until this Agreement is terminated, Seller shall maintain as confidential any Confidential Information relating to any of the Acquired Assets or the Assumed Obligations. From and after the Closing Date, the provisions of Section 11.5(b) above shall not apply to or restrict in any manner Purchaser's use of any Confidential Information of the Seller relating to any of the Assets or the Assumed Liabilities.

(d)

Exceptions. Sections 11.5(b) and (c) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this Section 11.5 by the Receiving Party or its Representatives; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Seller shall not disclose any Confidential Information of Seller relating to any of the Acquired Assets or the Assumed Obligations in reliance on the exceptions in clauses (b) or (c) above.

(e)

Legal Proceedings. If a Receiving Party becomes compelled in any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative) by any governmental body, court or administrative agency to make any disclosure that is prohibited or otherwise constrained by this Section 11.5, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 11.5. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such court or governmental body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 11.5(e) do not apply to any Proceedings between the parties to this Agreement.

(f)

Return or Destruction of Confidential Information. If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Purchaser Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

(g)

Attorney-Client Privilege. The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party's Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened proceeding to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing Date, the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any

Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

11.6

Insurance Matters.

(a)

Purchaser as “Additional Insured.” Effective as of the Closing Date, Seller shall have included Purchaser as an additional named insured on Seller’s Insurance Policies, including but not limited to, Seller’s products liability insurance with respect to Seller’s products, and Seller shall assure that such policies provide coverage for products sold by Seller prior to the Closing Date.

(b)

D&O Insurance for Tisi. Seller shall maintain its existing director and officer liability insurance and shall maintain the availability of such coverage to Tisi for a period of time that is not less than the statute of limitations for state and federal liability claims, and shall use reasonable efforts to preserve the existing scope and terms of such coverage during such period of time.

(c)

Indemnification of Tisi. Seller agrees to extend the term, if necessary, and terms and conditions of its Indemnification Agreement with Tisi dated January 1, 2002 for a period of time that is not less than the applicable statute of limitations for state and federal liability claims.

SECTION 12. INDEMNIFICATION

12.1.

Survival and Limitation on Liabilities.

(a)

All representations and warranties of the parties contained in this Agreement shall survive the Closing for 12 months following the Closing Date other than the representations and warranties of Seller set forth in Section 5.14 which shall survive until the expiration of the statute of limitations in respect thereof. No action or proceeding may be brought with respect to any of the representations or warranties set forth in this Agreement (including any claim for indemnification made pursuant to Sections 12.2 and 12.3 below), unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty shall have been delivered to the party alleged to have breached such representation or warranty prior to the expiration of the survival terms set forth in the preceding sentence. Notwithstanding anything in this Agreement to the contrary, with respect to any claim with respect to a breach of any representation or warranty (including any indemnification claims relating thereto), (i) Purchaser or a Permitted Assignee shall not be entitled to receive any damages or to indemnification from Seller with respect to any breach of any representation or warranty under Section 5 hereof if Purchaser, any equity holder, officer or director of Purchaser, any Permitted Assignee or any equity holder, officer or director of such Permitted Assignee, knew at any time prior to the Closing Date of the facts or circumstances constituting or resulting in such breach of representation or warranty, and (ii) Seller shall not be entitled to receive any damages or to indemnification from Purchaser with respect to any breach of any representation or warranty under Section 6 hereof if any member of the Special Committee of the Board of Directors of Seller knew at any time prior to the Closing of the facts or circumstances constituting or resulting in such breach of representation or warranty.

(b)

The covenants and agreements contained in Sections 10.1 and 10.3 shall not survive the Closing. The remaining covenants and agreements (including but not limited to the indemnities) contained in this Agreement shall survive the execution and delivery hereof and the completion of the transactions contemplated herein. The limitations set forth in subsection (a) above shall not apply to any claim for breach of any covenants or agreements contained in this Agreement.

12.2.

Indemnification by Seller. For 12 months from the date hereof, Seller agrees to indemnify Purchaser, Tisi, or Permitted Assignee with respect to, and hold Purchaser, Tisi, or Permitted Assignee harmless from, any loss, liability, damage, cost or expense including, but not limited to, reasonable legal fees and expenses and any tax liabilities of Seller for any period ending on Closing Date or for any tax liability allocable to the portion of any Straddle Period ending as of the Closing Date (collectively, the “Losses”) which Purchaser, Tisi, or any Permitted Assignee may incur or suffer which results from or arises out of (i) the Excluded Obligations or (ii) the inaccuracy of any representation or warranty made by Seller in this Agreement unless (1) such inaccuracy is corrected by such Seller prior to Closing in a supplement to any schedule hereto which is accepted by Purchaser in accordance with Section 10.4 hereof, or (2) Purchaser or any equity holder, officer or director of any Purchaser, any Permitted Assignee, or any equity holder, officer or director of any Permitted Assignee knew or should have known, at any time prior to the Closing, of such inaccuracy.

12.3.

Indemnification by Purchaser. For 12 months from the date hereof, Purchaser agrees to indemnify Seller with respect to, and hold Seller harmless from, any Losses which Seller may incur or suffer which results from or arises out of the inaccuracy of any representation or warranty made by Purchaser in this Agreement.

12.4.

Procedures for Indemnification. Promptly after receipt by an indemnified party under Section 12.2 or Section 12.3 of notice of the commencement of any third party action or other event for which indemnification may be available under Section 12.2 or 12.3, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify that indemnifying party shall not relieve it of any liability that it may have to any indemnified party, except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses, in each case incurred by such indemnified party in connection with the indemnified party’s own defense thereof, other than reasonable costs of investigation and costs and expenses of legal counsel if the indemnified party and the indemnifying party are both parties to the action and the indemnified party has been advised by counsel that there may be one or more defenses available to it and not available to the indemnifying party which defenses result in a conflict of interest. If an indemnifying party assumes the defense of such an action, (a) such assumption will conclusively establish for purposes of this Agreement that the claims made are within the scope of and subject to indemnification; (b) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party’s consent unless (i) there is no finding or admission or any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (c) the indemnified party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of any claim for indemnification hereunder and the indemnifying party does not, within ten (10) days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party will be bound by any determination made in connection therewith or any compromise or settlement effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a third-party claim may adversely affect it or its Affiliates other than as a result of monetary damages for which if would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such third-party claim. Both the indemnified party and the indemnifying party shall keep the other fully informed of the status of any claim for which indemnification has been sought at all stages thereof.

12.5.

Punitive Damages. No party to this Agreement shall seek or be entitled to punitive, exemplary and/or consequential damages with respect to any claim under this Agreement.

12.6

Insurance Matters. In the event that Purchaser or any of its officers or directors incur defense costs and damages arising out of or relating to any liabilities retained by Seller hereunder or arising out of or relating to matters for which Seller has agreed to indemnify Purchaser hereunder, Seller shall use its best efforts to seek coverage under its Insurance Policies on behalf of Purchaser to reimburse Purchaser for such costs or damages.

12.7

Right to Setoff. Upon notice to Seller specifying in reasonable detail the basis therefore, Purchaser may set off any amount to which it may be entitled under this Section 12 against amounts otherwise payable under the Promissory Note. The exercise of such right of setoff by Purchaser in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Note. Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit Purchaser in any manner in the enforcement of any other remedies that may be available to it.

SECTION 13. TERMINATION

13.1.

Termination Events.

(a)

Seller may terminate this Agreement by delivery of notice of termination to Purchaser if at any time prior to the Closing Date:

(i)

Purchaser fails or refuses to perform in any material respect any obligation or covenant to be performed by it pursuant to this Agreement prior to the Closing Date and the breach has not been cured within ten business days following the receipt of notice by Purchaser of the breach; or

(ii)

Any of the conditions in Section 8 of this Agreement has not been satisfied as of the Drop Dead Date or, if satisfaction of such a condition is or becomes impossible (other than through the failure of such Seller to comply with its obligations under this Agreement), Seller have not waived such condition on or before Drop Dead Date.

(b)

Purchaser may terminate this Agreement by delivery of notice of termination to Seller if any time prior to the Closing Date:

(i)

Seller fails or refuses to perform in any material respect any obligation or covenant to be performed by it pursuant to this Agreement prior to the Closing Date which has not been cured within ten business days following receipt of notice of the breach; or

(ii)

Any of the conditions set forth in Section 7 of this Agreement has not been satisfied as of the Closing Date or, if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement), Purchaser has not waived such condition on or before the Drop Dead Date.

(c)

The parties may terminate this Agreement at any time prior to the Closing Date by mutual written consent; or

(d)

Any party may terminate this Agreement by delivery of notice of termination to the other party if the Closing has not occurred on or before the Drop Dead Date, or such later date as the parties may agree upon in writing.

13.2.

Effect of Termination. Each party’s right of termination under Section 13.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination shall not be an election of remedies. If this Agreement is terminated pursuant to Section 13.1, all further obligations of the parties under this Agreement shall terminate, except that the rights and obligations in Sections 10.2 (Publicity), 11.5 (Confidentiality), 14.4 (Expenses), 14.6 (Governing Law), 14.7 (Indemnification for Broker Fees), and 14.11 (Attorneys’ Fees) of this Agreement shall survive; provided, however, notwithstanding anything to the contrary contained in this Agreement, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions of the terminating party’s obligations under this Agreement are not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies shall survive such termination unimpaired; and further, provided, if this Agreement is terminated for any reason other than the breach by Purchaser of any of the terms and conditions hereof, Seller agrees to cause the Escrow Amount to be distributed from escrow to Purchaser.

SECTION 14. MISCELLANEOUS

14.1.

Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including thereon any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

14.2.

Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one Agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

14.3.

Headings. Section headings used in this Agreement have no legal significance and are used solely for convenience of reference.

14.4.

Expenses. Except as provided in Section 13.2 of this Agreement, each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

14.5.

Transfer Taxes; Recording Fees. Any income, sales, transfer, use or excise taxes payable in connection with these transactions shall be paid by the party responsible therefor under applicable local law. All costs incurred (including professional fees) in connection with the recording of trademark assignments with the U.S. Patent and Trademark Office, including the issuance of new certifications of each trademark, shall be paid by Seller. All documentary or other taxes due in connection with the issuance and delivery of the Promissory Note shall be paid by Seller.

14.6.

Law Governing. This Agreement shall be deemed to have been entered into under the laws of the State of Florida, and the rights and obligations of the parties hereunder shall be governed and determined according to the laws of said state without giving any effect to conflict of laws.

14.7.

Indemnification for Broker Fees. Seller agrees to indemnify and save harmless Purchaser, and Purchaser agrees to indemnify and save harmless Seller, from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements in connection therewith) for any brokers or finders fees arising with respect to brokers or finders engaged by the non-indemnifying party.

14.8.

Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this

Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by Purchaser without the prior written consent of Seller which may be withheld in its sole discretion. Notwithstanding the foregoing, Purchaser shall have the right prior to the Closing Date to assign its rights under this Agreement to an entity of which Tisi directly or indirectly owns at least a majority of the equity interests therein (a “Permitted Assignee”). Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and Tisi, and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

14.9.

Entire Agreement. This Agreement and the schedules and documents delivered pursuant hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral (including any letter of intent and any confidentiality agreement between Seller and Purchaser). No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No delay in the exercise of any rights by any party hereunder shall operate as a waiver of any rights of such party.

14.10.

 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, mailed by national overnight courier, postage prepaid, or sent via telecopier:

If to Purchaser:	With a copy to:
TeeZee, Inc. 3750 Investment Lane, Suite 5 West Palm Beach, FL 33404 Attn: Christopher Tisi	Reeder & Reeder P.A. 675 W. Indiantown Road, Suite 201 Jupiter, FL 33458 Attn: Denise Reeder, Esq.
If to Seller:	With a copy to:
Health & Nutrition Systems International, Inc.[new name] [insert address] Attn: James A. Brown	Greenberg Traurig, P.A. 777 South Flagler Drive Suite 300East West Palm Beach, Florida 33401 Attn: Morris C. Brown, Esq.

or to such other address as Seller or Purchaser may designate by notice to the other.

14.11.

Attorneys’ Fees. In the event that a suit for the collection of any damages resulting from, or for the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the non-prevailing party shall pay all reasonable costs, fees (including reasonable attorneys’ fees) and expenses of the prevailing party.

14.12.

Jurisdiction; Service of Process. Any proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby may be brought in the courts of the State of Florida, County of Palm Beach, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

14.13.

Enforcement of Agreement. Seller acknowledges and agrees that Purchaser would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Seller could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Purchaser may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

14.14.

Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the day and year first above written.

PURCHASER:

TeeZee, Inc.

/s/Christopher Tisi

By: Christopher Tisi, President

SELLER:

HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

/s/James A. Brown

By: James A. Brown, Chairman

Special Committee, Board of Directors

List of Omitted Schedules

Schedule 2.1(a)	Excluded Assets
Schedule 2.1(c)	Assumed Obligations
Schedule 3.1	Purchase Price Allocation
Schedule 5.3	Required Consents
Schedule 5.5	Litigation
Schedule 5.6	Material Contracts
Schedule 5.7	Balance Sheet
Schedule 5.9	Taxes
Schedule 5.10	Intellectual Property Assets
Schedule 5.11(a)	Insurance Policies
Schedule 5.11(b)	Insurance Claims
Schedule 5.12	Liens

Appendix B

Capitallink, L.C. Member NASD|SIPC
Columbus Center One Alhambra Plaza, Suite 1410 Coral Gable, Florida 33134
Phone 305-446-2026 Fax 305-446-2926 www.capitalinklc.com

November 26, 2003

Independent Committee of the Board of Directors

Health & Nutrition Systems International, Inc.

3750 Investment Lane

Suite 5

West Palm Beach, FL  33404

Gentlemen:

We have been advised that Health & Nutrition Systems International, Inc. (the “Company”) and TeeZee, Inc. (“TeeZee”) have agreed to a transaction (the “Transaction”) whereby TeeZee will purchase substantially all of the assets of the Company in exchange for consideration of $375,000 in cash and a one-year $36,000 principal amount promissory note (the “Note”) (the Note and the cash portion are hereinafter, the “Paid Consideration”). In addition, TeeZee will assume all operating liabilities and the note payable to Garden State Nutritional (the “Assumption Consideration”) (the Paid Consideration and the Assumption Consideration are collectively referred to as the “Purchase Consideration”). We have been retained to render an opinion as to whether, on the date of such opinion, the Purchase Consideration is fair, from a financial point of view, to the Company’s shareholders.

We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision of the Company to proceed with or effect the Transaction. In addition, we have not been requested to explore any alternatives to the Transaction. Further, our opinion does not address the relative merits of the Transaction as compared to any alternative business strategy that might exist for the Company.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things: (i) reviewed documents relating to the Transaction, including the draft Asset Purchase Agreement between the Company and TeeZee; (ii) reviewed publicly available financial information and other data with respect to the Company, including the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, and the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003; (iii) reviewed and analyzed the market value of the Note; (iv) reviewed and analyzed the Company’s normalized historical free cash flows and prepared capitalized earnings; (v) reviewed and analyzed certain financial characteristics of companies that were deemed to have

Mergers & Acquisitions   |   Fairness Opinions & Valuations   |   Restructuring   |   Capital Raising   |   Financial Advisory

December 20, 2003

characteristics comparable to those of the Company; (vi) reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to those of the Company; (vii) reviewed and analyzed the Transaction’s financial impact on the Company’s net book value; (viii) reviewed and discussed with representatives of the management of the Company certain financial and operating information furnished by them, including financial analyses with respect to the business, operations and prospects of the Company; (ix) considered the historical financial results and present financial condition of the Company; (x) inquired about and discussed the Transaction and other matters related thereto with Company management and the Independent Committee; and (xi) performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by us without assuming any responsibility for any independent verification of any such information and have further relied upon the assurances of Company management that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading. We have not made a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of the Company.

We assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. We assumed that the Transaction will be consummated substantially in accordance with the terms set forth, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the Company or the shareholders of the Company (excluding Mr. Tisi).

Our opinion is necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of November 26, 2003. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

The opinion is for the use and benefit of the Independent Committee in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote in connection with the Transaction. We do not express any opinion as to the underlying valuation or future performance of the Company or the price at which the Company’s common stock would trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Purchase Consideration is fair, from a financial point of view, to the Company’s shareholders.

In connection with our services, we have previously received a retainer and will receive the balance of our fee upon the rendering of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion.

December 20, 2003

Our opinion is for the use and benefit of the Independent Committee of the Board of Directors and is rendered in connection with its consideration of the Transaction and may not be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company at any time, in any manner or for any purpose, without the prior written consent of Capitalink, except that this opinion may be reproduced in full in, and references to the opinion and to Capitalink and its relationship with the Company may be included in filings made by the Company with the Securities and Exchange Commission (the “SEC”) if required by SEC rules, and in any proxy statement or similar disclosure document disseminated to shareholders if required by the SEC rules.

Very truly yours,

/s/ CAPITALINK, L.C.

CAPITALINK, L.C.

Appendix C

SECTIONS 607.1301-607.1333 OF THE

FLORIDA BUSINESS CORPORATION ACT

607.1301  Appraisal rights; definitions.--The following definitions apply to ss. 607.1302-607.1333:

(1)  “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of ss. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2)  “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

(3)  “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4)  “Fair value” means the value of the corporation's shares determined:

(a)  Immediately before the effectuation of the corporate action to which the shareholder objects.

(b)  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(5)  “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6)  “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7)  “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8)  “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9)  “Shareholder” means both a record shareholder and a beneficial shareholder.

History.--s. 118, ch. 89-154; ss. 21, ch. 2003-283.

607.1302  Right of shareholders to appraisal.--

(1)  A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

(a)  Consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by ss. 607.1103 and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary and the merger is governed by ss. 607.1104;

(b)  Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c)  Consummation of a disposition of assets pursuant to ss. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d)  Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(e)  With regard to shares issued prior to October 1, 2003, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1.  Altering or abolishing any preemptive rights attached to any of his or her shares;

2.  Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3.  Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4.  Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5.  Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6.  Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7.  Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.

(2)  Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a)  Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1.  Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2.  Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b)  The applicability of paragraph (a) shall be determined as of:

1.  The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2.  If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c)  Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d)  Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1.  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a.  Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b.  Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2.  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a.  Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b.  Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in ss. 607.0832; or

c.  In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e)  For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3)  Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4)  A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a)  Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or

(b)  Was procured as a result of fraud or material misrepresentation.

History.--s. 119, ch. 89-154; ss. 5, ch. 94-327; ss. 31, ch. 97-102; ss. 22, ch. 2003-283.

607.1303  Assertion of rights by nominees and beneficial owners.--

(1)  A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(2)  A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a)  Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in ss. 607.1322(2)(b)2.

(b)  Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

History.--s. 23, ch. 2003-283.

607.1320  Notice of appraisal rights.--

(1)  If proposed corporate action described in ss. 607.1302(1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)  In a merger pursuant to ss. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in ss. 607.1322.

(3)  If the proposed corporate action described in ss. 607.1302(1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to ss. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in ss. 607.1322.

History.--s. 120, ch. 89-154; ss. 35, ch. 93-281; ss. 32, ch. 97-102; ss. 24, ch. 2003-283.

607.1321  Notice of intent to demand payment.--

(1)  If proposed corporate action requiring appraisal rights under ss. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under ss. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)  Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to ss. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

(b)  Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2)  A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

History.--s. 25, ch. 2003-283.

607.1322  Appraisal notice and form.--

(1)  If proposed corporate action requiring appraisal rights under ss. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of ss. 607.1321. In the case of a merger under ss. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2)  The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a)  Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1.  The shareholder's name and address.

2.  The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3.  That the shareholder did not vote for the transaction.

4.  Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.

5.  If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

(b)  State:

1.  Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2.  A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3.  The corporation's estimate of the fair value of the shares.

4.  An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.

5.  That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6.  The date by which the notice to withdraw under ss. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c)  Be accompanied by:

1.  Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2.  A copy of ss. 607.1301-607.1333.

History.--s. 26, ch. 2003-283.

607.1323  Perfection of rights; right to withdraw.--

(1)  A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to ss. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to ss. 607.1322(2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2)  A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to ss. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(3)  A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

History.--s. 27, ch. 2003-283.

607.1324  Shareholder's acceptance of corporation's offer.--

(1)  If the shareholder states on the form provided in ss. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.

(2)  Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

History.--s. 28, ch. 2003-283.

607.1326  Procedure if shareholder is dissatisfied with offer.--

(1)  A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to ss. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to ss. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2)  A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in ss. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to ss. 607.1322(2)(b)4.

History.--s. 29, ch. 2003-283.

607.1331  Court costs and counsel fees.--

(1)  The court in an appraisal proceeding commenced under (1)ss. 607.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2)  The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)  Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b)  Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3)  If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4)  To the extent the corporation fails to make a required payment pursuant to ss. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

History.--s. 30, ch. 2003-283.

(1)Note.--Section 607.1330 does not exist. It was included in H.B. 1623 but was deleted from the bill before it was passed. House Bill 1623 became ch. 2003-283.

607.1332  Disposition of acquired shares.--Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

History.--s. 31, ch. 2003-283.

607.1333  Limitation on corporate payment.--

(1)  No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of ss. 607.06401. In such event, the shareholder shall, at the shareholder's option:

(a)  Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b)  Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2)  The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

History.--s. 32, ch. 2003-283.

Appendix D

Articles of Amendment to

Articles of Incorporation of

Health & Nutrition Systems International, Inc.

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida corporation adopts the following amendment to its articles of incorporation:

First:

The name of the corporation is Health & Nutrition Systems International, Inc.

Second: The following provision of the Articles of Incorporation of Health & Nutrition Systems International, Inc., a Florida Corporation, filed with the Secretary of State on October 25, 1993, as amended on December 22, 1994, January 24, 1997, and August 30, 2000, is hereby further amended as follows:

Article I of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and is amended to read as follows:

“Article I

Name

The name of the Corporation is Ashlin Enterprises, Inc.

The mailing address is 3750 Investment Lane, Suite 5, West Palm Beach, Florida 33404.”

Third: The foregoing amendment of the Articles of Incorporation was adopted on the ___ day of ____________, 2003, by written consent of all of the members of the Board of Directors.

The amendment was approved by the shareholders at the Corporation’s annual meeting of shareholders held on January 28, 2004.  The number of votes cast for the amendment by the shareholders was sufficient for approval.

Fourth: Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

Dated:  January 28, 2004

Health & Nutrition Systems International, Inc.,

a Florida corporation

By:

________________________________

James A. Brown, Chairman of Board

D-1

FORM OF PROXY

HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

JANUARY 28, 2004

The undersigned shareholder(s) of Health & Nutrition Systems International, Inc., a Florida corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint James Brown and Steven Pomerantz, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders of the Company to be held on January 28, 2004 at 9:00 a.m., local time, at The Waterford Hotel & Conference Center, 11360 US Highway One, North Palm Beach, FL, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3.

1.

To elect the following nominees as directors, each until the next annual meeting of shareholders and until his successor is duly elected and qualified: James A. Brown , Steven Pomerantz and Ted Alflen.

☐

FOR the nominees

☐

WITHHELD for all nominees

above (except as marked below)

above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

________________________________________________________________________

2.

To approve the Asset Sale.

☐

FOR

☐

AGAINST

☐

ABSTAIN

3.

To approve the amendment to the Company’s articles of incorporation, subject to the approval and consummation of the Asset Sale.

☐

FOR

☐

AGAINST

☐

ABSTAIN

4.

To transact any other business as may properly be brought before the annual meeting.

This proxy will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND “FOR” EACH OF PROPOSAL 2 AND PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

Receipt of the Notice of 2003 Annual Meeting of Shareholders and accompanying Proxy Statement, together with the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 and the Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, June 30 and September 30, 2003 is hereby acknowledged.

IMPORTANT — PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

Signature(s) ___________________

Date ___________, 2004

Signature(s) ___________________

Date ___________, 2004